Exhibit 99.1

Patni Computer Systems Limited and subsidiaries

Consolidated financial statements

Contents

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of December 31, 2009 and 2010	F-3

Consolidated Statements of Income for the years ended December 31, 2008, 2009 and 2010	F-4

Consolidated Statements of Shareholders’ Equity and Comprehensive Income for the years ended December 31, 2008, 2009 and 2010	F-5 to F-7

Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2009 and 2010	F-8 to F-9

Notes to the Consolidated Financial Statements	F-10 to F-62

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Patni Computer Systems Limited:

We have audited the accompanying consolidated balance sheets of Patni Computer Systems Limited and its subsidiaries’ (‘the Company’) as of December 31, 2010 and 2009, and the related consolidated statements of income, shareholders’ equity and comprehensive income/(loss), and cash flows for each of the years in the three year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 25, 2011 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG

Mumbai, India

February 25, 2011

Patni Computer Systems Limited and subsidiaries

Consolidated Balance Sheets

	As of
	December 31, 2009	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$63,459,115	$78,734,320
Investments	375,858,138	280,549,767
Investment held to maturity	—	3,087,383
Accounts receivable, net	109,409,586	121,617,345
Unbilled revenue	19,737,311	30,730,943
Advance income taxes	5,548,939	4,325,109
Deferred income taxes	9,418,969	35,541,868
Prepaid Expenses	2,837,972	3,652,617
Other current assets	16,695,605	18,313,620

Total current assets	$602,965,635	$576,552,972

Advance income taxes	$3,827,873	$4,583,402
Deferred income taxes	28,732,581	16,621,609
Investments held to maturity	8,340,628	—
Investment in equity affiliate	—	488,922
Other assets	26,528,426	36,410,401
Property, plant and equipment, net	142,052,207	136,236,454
Intangible assets, net	22,894,791	32,228,529
Goodwill	65,838,531	69,661,458

Total assets	$901,180,672	$872,783,747

Liabilities and shareholders’ equity
Current liabilities
Capital lease obligation	$112,399	$82,894
Trade accounts payable	5,789,789	5,886,033
Billings in excess of costs and estimated earnings on uncompleted contracts	5,717,820	17,921,494
Income taxes payable	6,366,552	2,987,781
Accrued expenses	56,284,760	60,436,873
Other current liabilities	35,982,087	35,510,906

Total current liabilities	$110,253,407	$122,825,981

Capital lease obligations excluding current portion	$90,681	$135,743
Other liabilities	21,212,168	22,407,381
Income taxes payable	21,485,864	26,598,830
Deferred income taxes	1,104,920	980,728

Total liabilities	$154,147,040	$172,948,663

Commitments and contingencies
Shareholders’ Equity
Common shares Rs. 2 par value; Authorized 250,000,000 shares (Issued and outstanding; 129,126,032 shares and 131,419,080 shares as of December 31, 2009 and 2010 respectively).	$5,715,509	$5,814,923
Additional paid-in capital	276,475,303	296,028,439
Retained earnings	485,732,388	402,469,572
Accumulated other comprehensive income /(loss)	(20,889,568)	(4,477,850)

Total shareholders’ equity	$747,033,632	$699,835,084

Total liabilities and shareholders’ equity	$901,180,672	$872,783,747

See accompanying notes to the consolidated financial statements

Patni Computer Systems Limited and subsidiaries

Consolidated Statements of Income

	Year ended December 31,
	2008	2009	2010
Net Revenues	$718,884,103	$655,918,121	$701,698,639
Cost of revenues	491,266,302	421,309,231	455,947,376

Gross profit	227,617,801	234,608,890	245,751,263
Selling, general and administrative expenses	131,056,061	122,010,352	134,106,175
Provision for doubtful debts and advances	1,625,595	2,266,983	618,519
Foreign exchange (gain)/loss, net	18,358,897	9,692,857	(22,009,042)

Operating income	76,577,248	100,638,698	133,035,611
Other income/(expense)
Interest and dividend income	13,001,582	11,223,406	13,392,717
Interest expense	(1,744,367)	(1,494,179)	(1,052,748)
Interest expense reversed (refer note 11)	6,497,329	2,807,576	1,064,244
Gain on sale of investments, net	9,731,648	9,468,467	5,603,125
Equity in losses of affiliate	—	—	(110,332)
Other (expense)/income, net	2,561,206	1,894,684	582,578

Income before income taxes	106,624,646	124,538,652	152,515,195
Income taxes	5,203,401	4,758,887	19,336,313

Net income	$101,421,245	$119,779,765	$133,178,882

Earnings per share
Basic	$0.75	$0.93	$1.02
Diluted	$0.75	$0.92	$0.99
Weighted average number of common shares used in computing earnings per share
Basic	135,590,677	128,254,916	130,101,442
Diluted	135,760,422	130,241,085	133,848,374

See accompanying notes to the consolidated financial statements.

Patni Computer Systems Limited and subsidiaries

Consolidated Statements of Shareholders’ Equity and Comprehensive Income/(Loss) for the years ended December 31, 2008, 2009 and 2010

(in $ except share data)

	Common shares Shares	Par value	Additional Paid- In-Capital	Retained Earnings	Comprehensive Income/ (loss)	Accumulated Other Comprehensive Income/ (loss)	Shareholders’ Equity
Balance as of January 1, 2008	139,009,409	$6,158,044	$313,350,315	$285,238,586		$76,217,156	$680,964,101
Issuance of equity shares on exercise of options	52,680	2,634	188,325				190,959
Purchase of Common Stock	(10,957,082)	(488,548)	(52,573,794)				(53,062,342)
Tax benefit arising on exercise of stock options			16,121				16,121
Compensation cost related to employee stock option plan			3,897,210				3,897,210
Cash dividend on common shares (including corporate dividend tax)				(11,444,013)			(11,444,013)
Comprehensive income
Net income				101,421,245	101,421,245		101,421,245
Other comprehensive income:
Translation adjustment					(119,927,020)		(119,927,020)
Unrealised gain on investments, net of tax benefit of $ 257,690					(1,828,525)		(1,828,525)
Unrealised losses on derivative instruments:
Unrealised holding gains (losses) arising during the year, net of tax credit of ($2,201,998)					(42,542,853)		(42,542,853)
Less: Reclassification adjustment included in net income					12,068,379		12,068,379
Actuarial gain related to pension and other postretirement benefits, net of tax of $195,797					1,202,993		1,202,993
(Comprehensive income/(loss)					(49,605,781)	(151,027,026)

Patni Computer Systems Limited and subsidiaries

Consolidated Statements of Shareholders’ Equity and Comprehensive Income/(Loss) for the years ended December 31, 2008, 2009 and 2010 (Continued)

(in $ except share data)

	Common shares Shares	Par value	Additional Paid-In-Capital	Retained Earnings	Comprehensive Income/ (loss)	Accumulated Other Comprehensive Income/ (loss)	Shareholders’ Equity
Balance as of December 31, 2008	128,105,007	$5,672,130	$264,878,177	$375,215,818		($74,809,870)	$570,956,255
Issuance of equity shares on exercise of options	1,021,025	43,379	5,473,984				5,517,363
Tax benefit arising on exercise of stock options			814,537				814,537
Compensation cost related to employee stock option plan			5,308,605				5,308,605
Cash dividend on common shares (including corporate dividend tax)				(9,263,195)			(9,263,195)
Comprehensive income
Net income				119,779,765	119,779,765		119,779,765
Other comprehensive income:
Translation adjustment					27,702,545		27,702,545
Reclassification of unrealised gain on investments, net of tax expense of $301,521 to net income					(3,944,229)		(3,944,229)
Unrealised losses on derivative instruments:
Unrealized holding gains or (losses) arising during the year, net of tax benefit of $20,446					12,330,273		12,330,273
Less: Reclassification adjustment included in net income					18,199,724		18,199,724
Actuarial losses related to pension and other postretirement benefits, net of tax of benefit of $167,523					(368,011)		(368,011)

Comprehensive income/(loss)					53,920,302	53,920,302	—

Balance as of December 31, 2009	129,126,032	$5,715,509	$276,475,303	$485,732,388		($20,889,568)	$747,033,632

See accompanying notes to the consolidated financial statements.

Patni Computer Systems Limited and subsidiaries

Consolidated Statements of Shareholders’ Equity and Comprehensive Income/(Loss) for the years ended December 31, 2008, 2009 and 2010 (Continued)

(in $ except share data)

	Common shares Shares	Par value	Additional Paid-In-Capital	Retained Earnings	Comprehensive Income/ (loss)	Accumulated Other Comprehensive Income/ (loss)	Shareholders’ Equity
Balance as of January 1, 2010	129,126,032	$5,715,509	$276,475,303	$485,732,388		($20,889,568)	$747,033,632
Issuance of equity shares on exercise of options	2,293,048	99,414	9,597,882				9,697,296
Tax benefit arising on exercise of stock options			1,329,790				1,329,790
Compensation cost related to employee stock option plan			8,625,464				8,625,464
Cash dividend on common shares (including corporate dividend tax)				(216,441,698)			(216,441,698)
Net income				133,178,882	133,178,882		133,178,882
Other comprehensive income:
Translation adjustment					18,030,051		18,030,051
Reclassification of gain on investments, net of tax expense of $117,520 to net income					(1,151,145)		(1,151,145)
Unrealized losses on derivative instruments:
Unrealized holding gains or (losses) arising during the year, net of tax benefit of $1,955,555					11,440,147		11,440,147
Less: Reclassification adjustment included in net income					(10,979,172)		(10,979,172)
Actuarial losses related to pension and other postretirement benefits, net of tax benefit of $315,316					(928,163)		(928,163)

Comprehensive income/(loss)					16,411,718	16,411,718

Balance as of December 31, 2010	131,419,080	$5,814,923	$296,028,439	$402,469,572		($4,477,850)	$699,835,084

See accompanying notes to the consolidated financial statement

Patni Computer Systems Limited and subsidiaries

Consolidated Statements of Cash Flows

	Year ended December 31,
	2008	2009	2010
Operating activities
Net income	$101,421,245	$119,779,765	$133,178,882
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of fixed assets and intangible assets	27,711,972	26,251,592	28,446,543
Deferred taxes	(9,215,965)	(8,865,238)	(14,851,549)
Provision for doubtful debts and advances	1,625,595	2,266,983	618,519
(Gain)/loss on sale of property, plant and equipment, net	(371,526)	252,091	7,330
Gain on sale of investments, net	(9,731,648)	(9,468,467)	(5,603,125)
Equity in losses of affiliate	—	—	110,332
Compensation cost related to employee stock option plan	3,897,210	5,308,605	8,625,464
Deferred roll-over gains relating to cash flow hedges	—	4,192,350	(129,712)
Changes in assets and liabilities
Accounts receivable	9,987,054	3,397,331	(8,899,314)
Unbilled revenue	(3,289,128)	12,087,746	(10,569,827)
Other current assets	21,015,540	(7,703,814)	(7,507,011)
Other assets	(1,675,575)	3,150,343	(1,006,840)
Trade accounts payable	(958,041)	(484,602)	(272,604)
Billings in excess of costs and estimated earnings on uncompleted contracts	3,081,643	(460,188)	12,008,131
Taxes payable	(8,427,949)	(5,983,096)	1,734,299
Excess tax benefit arising on exercise of stock options	(16,121)	(814,537)	(1,329,790)
Tax benefit on exercise of stock options	14,739	451,624	855,229
Accrued expenses	9,463,589	(864,618)	2,165,155
Other current liabilities	14,263,756	(4,380,795)	(1,915,114)
Other liabilities	(9,453,334)	(906,890)	909,191

Net cash provided by operating activities	$149,343,056	$137,206,185	$136,574,189

Investing activities
Purchase of property, plant and equipment	(43,362,388)	(18,983,035)	(11,582,665)
Proceeds from sales of property, plant and equipment	3,841,641	271,783	491,697
Purchase of investments	(973,062,275)	(1,118,436,952)	(1,869,833,925)
Proceeds from sale of investments	977,051,287	1,004,449,630	1,987,639,350
Investments in equity affiliate	—	—	(585,844)
Payments for acquisition, net of cash acquired	—	—	(7,174,705)
Payments for acquisition of technology related intangibles	—	—	(12,363,600)

Net cash provided/(used) in investing activities	$(35,531,735)	$(132,698,574)	$86,590,308

See accompanying notes to the consolidated financial statements.

Patni Computer Systems Limited and subsidiaries

Consolidated Statements of Cash Flows (Continued)

	Year ended December 31,
	2008	2009	2010
Financing activities:
Payment of capital lease obligations	(293,418)	(225,174)	(213,545)
Dividend on common shares	(9,778,450)	(7,911,016)	(185,560,361)
Corporate Dividend tax paid	(1,662,387)	(1,345,596)	(30,856,050)
Proceeds from common shares issued	190,958	5,517,363	9,697,296
Purchase of Common Stock	(53,062,342)	—	—
Excess tax benefit arising on exercise of stock options	16,121	814,537	1,329,790

Net cash used in financing activities	$(64,589,518)	$(3,149,886)	$(205,602,870)

Effect of exchange rates changes on cash and cash equivalents	(21,709,325)	1,962,932	(2,286,422)
Net increase in cash and cash equivalents	49,221,803	1,357,726	17,561,627
Cash and cash equivalents at the beginning of the year	32,625,979	60,138,457	63,459,115

Cash and cash equivalents at the end of the year	$60,138,457	$63,459,115	$78,734,320

Supplemental disclosure of cash flow information:
Interest paid	$50,302	$41,757	$48,826
Income taxes paid	$16,993,377	$23,303,213	$31,509,137
Non cash investing and financing activities:
Additions to property, plant and equipment, represented by capital lease obligations	$149,745	$57,624	$156,577
Property, plant and equipment acquired on credit	$3,158,568	$3,348,904	$482,604

See accompanying notes to the consolidated financial statements.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

1	Organization and nature of business

1.1	Patni Computer Systems Limited (“Patni”) is a company incorporated in India under the Indian Companies Act, 1956. In February 2004, Patni completed an initial public offering of its equity shares in India. In December 2005, Patni also completed an initial public offering of American Depositary Shares in the United States of America (USA).

1.2	Patni Computers Systems (UK) Limited (“Patni UK”), a company incorporated in the United Kingdom (UK), Patni Computer Systems GmbH (“Patni GmbH”), a company incorporated in Germany, Patni Americas, Inc. (“Patni USA”) formerly known as Patni Computer Systems, Inc., a company incorporated in Massachusetts, USA are 100% owned subsidiaries of Patni. On November 3, 2004, Patni USA, acquired 100% equity in Patni Telecom Solutions Inc. (formerly known as Cymbal Corporation), a company incorporated in California, USA, together with its subsidiaries in India, UK & Thailand, for consideration in cash. Cymbal Information Services (Thailand) Ltd., subsidiary of Patni Telecom Solutions Inc. was dissolved and the liquidation was completed in May, 2006.

In July, 2007, Patni USA, acquired 100% equity in Patni Life Sciences Inc. (formerly known as Taratec Development Corporation), a company incorporated in New Jersey, USA, for consideration in cash. Effective October 1, 2010, Patni Life Sciences Inc. has been merged with Patni USA. Patni Computer Systems Brasil, Ltd a 100% owned subsidiary of Patni incorporated in Brazil has been dissolved in October 2010. Further, Patni also has foreign branch offices in the USA, Japan, Sweden, Finland, Korea, Netherland, Australia, UAE, South Africa, Canada, Turkey, Ireland, Romania and Switzerland. In March 2008, Patni through it’s wholly owned subsidiary Patni UK incorporated a subsidiary in Czech Republic named Patni Computer Systems (Czech) s.r.o. In December 2008, Patni has set up a subsidiary in Mexico named PCS Computer Systems Mexico, SA de CV. In June 2009, Patni has set up a subsidiary in Singapore named Patni (Singapore) Pte Ltd. In June 2010, Patni USA acquired CHCS Services Inc., (“CHCS”) a company incorporated in Florida, U.S.A, for consideration in cash. In June 2010, Patni (Singapore) Pte Limited has set up a 100% subsidiary in Japan named Patni Computer Systems Japan Inc. In August 2010 Patni (Singapore) Pte Limited has set up a 100% subsidiary in China named Patni Computer Systems (Suzhou) Co., Ltd. In July 2010, CHCS Services Inc., opened a branch office in Noida, India. In August 2010, Patni UK opened a branch office in Ireland. In June 2010, Patni Computer Systems Japan Inc. entered into Joint Venture Agreement (49% ownership interest) with J R Kyushu System Solutions Inc. The Joint Venture Company J R Kyushu Patni Systems Inc. has been incorporated on July 1, 2010.

1.3	Patni together with its subsidiaries (collectively, “Patni Group” or “the Company”) is engaged in IT consulting, software development and Business Process Outsourcing (“BPO”). The Company provides multiple service offerings to its clients across various industries comprising financial services, insurance services, manufacturing, retail and distribution, communications, media and utilities and technology practice (comprising of product engineering services). The various service offerings comprise application development, application maintenance and support, packaged software implementation, infrastructure management services, product engineering services, quality assurance services and BPO services.

1.4	These financial statements are prepared on a consolidated basis for all the years presented.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies

Basis of preparation of financial statements

2.1	The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Principles of consolidation

2.2	The consolidated financial statements include the financial statements of Patni and all of its subsidiaries, which are all more than 50% owned and controlled. All inter-company accounts and transactions are eliminated on consolidation.

2.3	Equity accounted investments are entities in respect of which, the Company has significant influence, but not control, over the financial and operating policies. Generally, a Company has a significant influence if it holds between 20 and 50 percent of the voting power of another entity. Investments in such entities are accounted for using the equity method (equity accounted affiliates) and are initially recognized at cost.

Accounting estimates

2.4	The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to contract costs expected to be incurred to complete development of software, allowances for doubtful accounts receivable, future obligations under employee retirement and benefit plans including incentives, useful lives of property, plant and equipment and intangible assets, estimate of future cash flows used in assessing impairment, deferred tax assets and liabilities and provisions for contingencies and litigation.

The Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable. The actual amounts may vary from the estimates used in the preparation of the accompanying consolidated financial statements. Appropriate changes in estimates are made as management become aware of changes in circumstances surrounding the estimates. Changes in estimates are reflected in the financial statements in the period in which changes are made and, if material, their effects are disclosed in the Notes to the consolidated financial statements.

Revenue and cost recognition

2.5

The Company derives its revenues primarily from software services and to a lesser extent from BPO services. Revenue is recognized when there is persuasive evidence of a contractual arrangement with customers, delivery has occurred, the sales price is fixed or determinable and collectability is probable. Software services are provided either on a fixed price, fixed time frame or on a time and material basis. Revenue with respect to time-and-material contracts are recognized as related services are performed. The Company’s fixed price contracts include application maintenance and support services, on which revenue is recognized ratably over the term of maintenance. Revenue with respect to other fixed price contracts is recognized on a percentage of completion basis. The input (cost expended) method has been used because management considers this to be the best available measure of progress on these contracts as there is a direct relationship between input and productivity. Provisions for estimated losses, if any, on uncompleted contracts

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Revenue and cost recognition (Continued)

are recorded in the period in which such losses become probable based on the current contract estimates.

2.6	The asset, “Unbilled revenue”, represents revenues recognized in excess of amounts billed. These amounts are billed after the milestones specified in the agreement are achieved. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

2.7	Direct and incremental contract origination and set up costs incurred in connection with support/maintenance service arrangements are charged to expense as incurred. These costs are deferred only in situations where there is a contractual arrangement establishing a customer relationship for a specified period. The costs to be deferred are limited to the extent of future contractual revenues. Further, revenue attributable to set up activities is deferred and recognized systematically over the periods that the related fees are earned, as services performed during such period do not result in the culmination of a separate earnings process.

Costs that are incurred for a specific anticipated contract and that will result in no future benefits unless the contract is obtained, are not included in contract costs before the receipt of the contract. However, such costs are deferred, subject to the evaluation of their probable recoverability.

2.8	Warranty costs on sale of services are accrued based on management’s estimates and historical data at the time related revenues are recorded.

2.9	The Company grants volume discounts to certain customers, which are computed based on a pre-determined percentage of the total revenues from those customers during a specified period, as per the terms of the contract. These discounts are earned only after the customer has provided a specified cumulative level of revenues in the specified period. The Company reports revenues net of discounts offered to customers.

The Company estimates the total number of customers that will ultimately earn these discounts, based on which a portion of the revenue on the related transactions is allocated to the services that will be delivered in the future.

Reimbursements of out of pocket expenses received from customers have been included as a component of revenues.

2.10	Revenues from BPO Services are derived from both time-based and transaction-priced contracts. Revenue is recognized as the related services are performed, in accordance with the specific terms of the contracts with the customer.

2.11	The Company reports taxes assessed by governmental authorities which are directly imposed on revenue producing transactions on a net basis.

Advertising cost

2.12	Advertising costs incurred during the year have been expensed. The total amount of advertising costs expensed was $1.6 million, $1.34 million and $2.45 million for the years ended December, 31, 2008, 2009 and 2010, respectively.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Cash and cash equivalents

2.13	The Company considers investments in highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents comprise cash and deposits with banks.

Investments

2.14	Management determines the appropriate classification of investment securities at the time of purchase and re-evaluates such designation at each balance sheet date. At December 31, 2009 and 2010, investment securities were classified as available-for-sale or held to maturity. The investment securities classified as available-for-sale consists of units of mutual funds and other investments. Other investments primarily consists of certificate of deposit with banks, which are carried at fair value. Held to maturity securities consist of investment made by the Company in term deposits issued by the Government of India.

2.15	Available-for-sale securities are carried at fair market value with unrealized gains and losses, net of deferred income taxes, reported as a separate component of other comprehensive income in the statement of shareholders’ equity and comprehensive income/(loss). The fair values represent either the quoted market prices for the investments at balance sheet date where available or Net Asset Value (“NAV”) as stated by the issuers of these mutual fund units in the published statements. NAVs represent the price at which the issuer will issue further units in the mutual fund and the price at which the issuer will redeem such units from the investors. Accordingly, such NAV are analogous to fair market value with respect to these investments as transactions of these mutual funds are carried out at such prices between investors and the issuers of these units of mutual funds. Fair value of investments in certificate of deposits, classified as available for sale is determined using observable market inputs.

Realized gains and losses, and decline in value judged to be other than temporary on available-for-sale securities are included in the consolidated statements of income. The cost of securities sold or disposed is determined on average cost basis.

Trade accounts receivable

2.16	Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of customers to make required payments. The allowance for doubtful accounts is determined by evaluating the relative credit-worthiness of each customer, historical collections experience and other information, including the aging of the receivables. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Business combinations, goodwill and intangible assets

2.17	The Company accounts for its business combinations under the acquisition method of accounting. Intangible assets acquired in a business combination are recognized and reported separately from goodwill. All assets and liabilities of the acquired businesses, including goodwill, are assigned to reporting units.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Business combinations, goodwill and intangible assets (Continued)

2.18	Goodwill represents the cost of the acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased. Goodwill is not amortized but is tested for impairment at least on an annual basis at year end, relying on a number of factors including operating results, business plans and future cash flows. Recoverability of goodwill is evaluated using a two-step process. Under the first step, the fair value of the reporting unit in which the goodwill resides is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the step two of the impairment test (measurement) is performed. Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation, in a business combination. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed. The Company performs its annual impairment review of goodwill at December 31, and when a triggering event occurs between annual impairment tests. Based on the results of its annual impairment tests, the Company determined that no impairment of goodwill existed as of December 31, 2009 or December 31, 2010.

2.19	Intangible assets acquired either through a business combination or individually are amortized over their respective individual estimated useful lives in proportion to the economic benefits consumed in each period. Intangible assets comprise customer, technology, intellectual property rights and marketing related intangible assets and are being amortized over a period of 3-10 years. The estimated useful life of an identifiable intangible asset is based on a number of factors including the effects of obsolescence, demand, competition and other economic factors (such as the stability of the industry, and known technological advances) and the level of maintenance expenditures required to obtain the expected future cash flows from the asset.

2.20	Intangible assets are evaluated for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets.

Property, plant and equipment

2.21	Property, plant and equipment are stated at cost less accumulated depreciation and amortization. Gains and losses on disposals are included in the consolidated statements of income at amounts equal to the difference between the net book value of the disposed assets and the net proceeds received upon disposal. Expenditures for replacements and improvements are capitalized, whereas the cost of maintenance and repairs is charged to income when incurred.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Property, plant and equipment (Continued)

2.22	Property, plant and equipment are depreciated over the estimated useful life of the asset using the straight-line method, once the asset is put to its intended use. The cost of software obtained for internal use is capitalized and amortized over the estimated useful life of the software. The estimated useful lives of assets are as follows:

Buildings	40 years

Leasehold premises and improvements	Over the lease period or the useful lives of the assets, whichever is shorter

Computer – Hardware and software and other service equipments	3-5 years

Furniture and fixtures	3-8 years

Other equipments	3-8 years

Vehicles	4-5 years

Impairment of long-lived assets and long-lived assets to be disposed

2.23	Long-lived assets and certain identifiable intangible assets are reviewed for impairment whenever an event or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If the carrying value exceeds the expected undiscounted cash flows of the asset, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell.

Functional and Foreign currency translation

2.24	The functional currency of Patni and its branches in the USA, Japan, Sweden, Finland, UAE, South Africa, Australia, Korea, Netherland, Canada, Turkey, Ireland, Romania and Switzerland is the Indian Rupee. The functional currencies of Patni’s subsidiaries are the applicable local currencies.

2.25	The accompanying consolidated financial statements are presented in US Dollars. The translation is performed for balance sheet accounts using the exchange rate in effect at the balance sheet date and for statements of income accounts using the exchange rate prevailing on the date of those transactions. In respect of subsidiaries, the respective functional currencies are first translated into Indian Rupees and then into US Dollars. The gains or losses resulting from such translation are reported in other comprehensive income/ (loss) in the statement of shareholders’ equity and comprehensive income/ (loss).

Foreign currency transactions

2.26	Transactions in foreign currencies are translated into the functional currency at the rates of exchange prevailing at the date of the transaction. Resulting gains or losses from settlement of such foreign currency transactions are included in the consolidated statements of income. Unsettled monetary assets and liabilities denominated in foreign currencies are translated into the functional currency at the rates of exchange prevailing at the balance sheet date. A transaction gain or loss arising from a change in exchange rates between the date of a transaction and the year end exchange rates is included in the consolidated statements of income.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Income taxes

2.27	Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in results of operations in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance if it is more likely than not that some portion or all of the assets will not be realised.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

2.28	Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risks consist principally of cash equivalents, investments and accounts receivables. Cash equivalents are invested with banks with investment grade credit ratings. To reduce credit risk, investments are made in a diversified portfolio of mutual funds, government bonds, which are periodically reviewed. To reduce its credit risk on accounts receivables, the Company performs ongoing credit evaluations of customers.

2.29	Retirement benefits to employees

Contributions to defined contribution plans are charged to income in the period in which they accrue. Current services costs for defined benefit plans are accrued in the period to which they relate. The liability in respect of defined benefit plans is calculated annually by a qualified actuary using the projected unit credit method. The Company recognizes the net funded position of its plans as an asset or liability in the consolidated balance sheets.

In measuring the defined benefit obligations, the Company uses discount rates based on yields of high quality fixed income instruments (i.e. yields on high quality corporate bonds) prevailing as at the balance sheet date for the corresponding tenure of the obligations.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Stock-based compensation

2.30	Effective January 1, 2006, the Company recognizes compensation expense relating to share-based payments granted after this date in net income using a fair value measurement method. Under the fair value method, the estimated fair value of awards is charged to income on a accelerated basis over the requisite service period, which is generally the vesting period. The Company implemented this fair value model using the modified prospective method and therefore, prior periods were not restated. Under the modified prospective method, fair value accounting was applied to new awards granted after the time of adoption, as well as to the unvested portion of previously granted equity-based awards for which the requisite service had not been rendered as of January 1, 2006. The Company granted stock options under the ‘Patni ESOP 2003 Revised 2009’ plan (‘the plan’). See Note 18 for further discussion.

2.31	Prior to the adoption of fair value accounting, the Company recorded benefits associated with the tax deductions in excess of recognized compensation cost as an operating cash flow. Subsequent to the adoption of fair value accounting such benefits have been recorded as a financing cash inflow. In the accompanying consolidated statements of cash flows for year ended December 31, 2008, 2009 and 2010, tax benefit of $16,121, $814,537 and $1,329,790, respectively has been classified as financing cash flows.

2.32	Effective April 1, 2007, an amendment has been made to Indian Income Tax Act 1961 subjecting specified securities allotted or transferred by an employer to its employees to Fringe Benefit Tax (FBT). The liability to pay FBT by the employer arose at the time of allotment of the securities, consequent to exercise of option by the employees and is calculated on the difference between the fair value of the underlying share on the date of vesting and the exercise price paid by the employee based on the corporate tax rate. The FBT arising from such allotment of a specified option is collectible from employees, which is considered as additional exercise price of the option as this would reduce the ultimate benefit to the employee and therefore is recognized as additional paid-in-capital.

On August 18, 2009, a further amendment was made to the Indian Income Tax Act, with retroactive effect from April 1, 2009, abolishing the provisions of FBT. Thus, for any exercises of stock options by the employee on or after April 1, 2009, the shares issued, or allotted and transferred by the Company, are no longer subject to FBT.

Since the abolition of the provisions of FBT, such deemed increase to the stock option exercise price is no longer necessary. This change has been accounted for as a modification in the exercise price of the existing outstanding options. Accordingly, the difference in the fair value of the unvested outstanding options immediately before the modification and after the modification has been recognized as incremental share-based compensation over the remaining vesting period. For the options vested and outstanding as on the date of modification, the incremental cost has been recognized in the statement of income immediately on the date of modification.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Dividends

2.33	A final dividend, including tax thereon, on common shares is recorded as a liability on the date of approval by the shareholders at the annual general meeting. An interim dividend, including tax thereon, is recorded as a liability on the date of declaration by the board of directors.

Derivatives and hedge accounting

2.34	The Company enters into forward foreign exchange contracts/option contracts (derivatives) to manage the risk of changes in foreign exchange rates on inter-company and end-customer accounts receivable and forecasted sales transactions denominated in foreign currencies. The strategy also includes entering into short-term forward foreign exchange contracts which are replaced with successive new contracts up to the period in which the forecasted transactions are expected to occur (roll-over hedging). Upon completion of the formal documentation and testing for effectiveness, the Company designates forward and option contracts, which meet the hedging criteria, as cash flow hedges.

2.35	Changes in fair values of designated cash flow hedges are deferred and recorded as a component of accumulated other comprehensive income/ (loss) until the hedged transactions occur and are then recognized in the consolidated statements of income and included in foreign exchange (gain)/loss. In respect of derivatives acquired pursuant to roll-over hedging strategy, the forward premium/discount points are excluded from assessing hedge effectiveness. Changes in fair value of derivatives not designated as hedging instruments and ineffective portion of the hedging instruments are recognized in consolidated statements of income in the current period and included in foreign exchange (gain)/loss.

2.36	In respect of derivatives designated as hedges, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Company also formally assesses, both at the inception of the hedge and on an ongoing basis, whether each derivative is highly effective in offsetting changes in fair values or cash flows of the hedged item. If it is determined that a derivative is not highly effective as a hedge, or if a derivative ceases to be a highly effective hedge, the Company will, prospectively, discontinue hedge accounting with respect to that derivative. The derivatives, which do not qualify for hedge accounting, are recognized at fair value with gains or losses included in foreign exchange (gain)/loss in the consolidated statements of income.

Earnings per share

2.37	Basic earnings per share is computed using the weighted average number of common outstanding during the year. Diluted earnings per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the year using the treasury stock method for options except where the result would be anti-dilutive.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Commitments and Contingencies

2.38	Liabilities for loss contingencies arising from claims, assessments, litigations, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Reclassifications

2.39	Certain reclassifications have been made in the financial statements of prior years to conform to classifications used in the current year.

Recently Adopted Accounting Standards

2.40	In June 2009, the FASB issued authoritative guidance Accounting Standards Codification (ASC) 810, “Consolidation of variable interest entities” which revises the approach to determining when an entity that is insufficiently capitalized or not controlled through voting rights (referred to as a variable interest entity or “VIE”) should be consolidated. The new consolidation model for VIEs considers whether the enterprise has the power to direct the activities that most significantly impact the VIE’s economic performance and shares in the significant risks and rewards of the entity. This guidance requires companies to continually reassess their involvement with VIEs to determine if consolidation is appropriate and provide additional disclosures about their involvement with them. The Company adopted this ASC 810 from January 1, 2010. The adoption of this ASC did not have any impact on the Company’s consolidated financial position, results of operations and cash flows.

2.41	In August 2009, the FASB issued revised authoritative guidance ASU 2009-05 regarding the measurement of liabilities at fair value which provides clarification that in circumstances where a quoted market price in an active market for an identical liability is not available, a reporting entity must measure fair value of the liability using one of the following techniques: 1) the quoted price of the identical liability when traded as an asset; 2) quoted prices for similar liabilities or similar liabilities when traded as assets; or 3) another valuation technique, such as a present value technique or the amount that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The Company adopted this guidance from January 1, 2010. The adoption of this guidance did not have any impact on the Company’s consolidated financial position, results of operations or cash flows.

2.42	In January, 2010, the FASB issued ASU 2010-06 which amends ASC 820, Fair Value Measurements and Disclosures. The ASU requires the reporting entities to make new disclosures about recurring and non recurring fair value measurements. This includes disclosure regarding significant transfers into and out of Level 1 and Level 2 fair value measurements in the fair value hierarchy as well as the reasons for the transfer. The ASU also requires a separate disclosure for the purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. The FASB further clarified the existing fair-value measurement disclosure guidance about the level of disaggregation, requiring the entities to disclose the fair value measurements by “Class” instead of “Major Category”, as well as requiring disclosure for the inputs, and valuation techniques used by the entities for the purpose of fair value measurement using significant observable inputs (Level 2) or significant unobservable inputs (Level 3).

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Recently Adopted Accounting Standards (Continued)

The provisions of the ASU 2010-06 is effective for annual and interim reporting periods beginning after December 15, 2009, except for the disclosure for the purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements, which will be effective for interim and annual reporting periods beginning after December 15, 2010. The Company adopted this ASU 2010-06 from January 1, 2010. The adoption of this ASU did not have any impact on the Company’s consolidated financial position, results of operations and cash flows.

2.43	In February 2010, the FASB issued ASU 2010-09 which amends ASC 855-10, Subsequent Events such that a SEC filer, as defined in the ASU, is no longer required to disclose the date through which subsequent events have been evaluated in the originally issued and revised financials. The ASU also provides that SEC filers must evaluate the subsequent events through the date the financial statements are issued. The provisions of ASU 2010-09 are effective immediately for SEC filers. Effective the date of issuance of the ASU in February 2010, the Company adopted ASU 2010-09. The adoption of this ASU did not have any impact on the Company’s consolidated financial position, results of operations and cash flows.

2.44	In July 2010, the FASB issued ASU 2010-20 Receivables (Topic 310) - Disclosure about the Credit Quality of Financing Receivables and the Allowance for Credit Losses. This ASU requires more robust and disaggregated disclosures about the credit quality of an entity’s financing receivables and its allowance for credit losses. The objective of enhancing these disclosures is to improve understanding of users of financial statements for the nature of an entity’s credit risk associated with its financing receivables and the entity’s assessment of that risk in estimating its allowance for credit losses as well as changes in the allowance and the reasons for those changes. The new and amended disclosures will be effective for the first interim or annual reporting periods ending on or after December 15, 2010. Effective the date of issuance of the ASU in July 2010, the Company adopted ASU 2010-20. The adoption of this ASU did not have any impact on the Company’s consolidated financial position, results of operations and cash flows.

Recently Issued Accounting Standards

2.45	In October 2009, FASB issued ASU 2009-13 which amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance eliminate the requirement that all undelivered elements have Vendor Specific Objective Evidence (VSOE) or Third Party Evidence (TPE) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, the overall arrangement fee will be allocated to each element (both delivered and undelivered items) based on their relative estimated selling prices.

Application of the “residual method” of allocating an overall arrangement fee between delivered and undelivered elements will no longer be permitted upon adoption of this new FASB guidance. The provisions of this FASB guidance will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The requirements of this ASU and its impact on the Company are being evaluated.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2	Summary of significant accounting policies (Continued)

Recently Issued Accounting Standards (Continued)

2.46	In April 2010, the Emerging Issues Task Force (EITF) reached a final consensus on milestone method of revenue recognition and published ASU 2010-17, Revenue Recognition - Milestone Method (Topic 605). The scope of this ASU is limited to arrangements that include milestones relating to research or development deliverables. The consensus specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this consensus regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The final consensus will be effective for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The requirements of this EITF and its impact on the Company are being evaluated.

2.47	In December 2010, the FASB issued ASU 2010-28, on ‘When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts’. The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist.

Upon adoption of these amendments, an entity with reporting units that have carrying amounts that are zero or negative is required to assess whether it is more likely than not that the reporting units’ goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of one or more of its reporting units is impaired, the entity should perform Step 2 of the goodwill impairment test for those reporting unit(s). Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendments should be included in earnings as required by section 350-20-35. For public entities, the amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of this ASU is not expected to have a significant impact on the Company’s consolidated financial position, results of operations and cash flows.

2.48	EITF 10-G, Disclosure of Supplementary Pro Forma Information for Business Combinations, specifies that if a public entity presents comparative financial statements, the entity (acquirer) should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. EITF 10-G also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. EITF 10-G is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. The Company will adopt the revised guidance effective January 1, 2011.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

2.49	In April 2010, FASB issued ASU 2010-13 which states that an employee share based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability based only on this condition if it otherwise qualifies as equity. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The adoption of this ASU is not expected to have a significant impact on the Company’s consolidated financial position, results of operations and cash flows.

3	Acquisitions

3.1	Acquisition of business and assets of Logan-Orviss International Associates BV (‘LOI’)

On July 2, 2007, the Company acquired 100% of the business and assets of LOI, a European telecommunications consulting services Company. The Company believes that through this acquisition it will strengthen its presence in communication and media practice through consultancy services on IT initiatives. The purchase price of $8,613,938 (including direct acquisition related expenses of $863,938) was paid in cash.

This transaction has been accounted using the purchase method. The purchase price has been allocated to the acquired assets as per management’s estimates and independent valuation of fair values as summarized below:

Intangible assets
- Customer contracts and non contractual customer relationships	1,370,000
- Intellectual property rights	790,000	2,160,000

Goodwill		6,453,938

Total purchase price		$8,613,938

Goodwill generated from the above acquisition was allocated to “Communications, Media and Utilities” segment.

As a part of the business acquisition of Logan-Orviss International Associates in fiscal year 2007, the Company initiated an incentive plan linked to revenues for certain specific employees. Since, the incentive payments are linked to continuing employment, the payments under the plan are recognized as compensation costs for post acquisition services. Based on the assessment of the revenue targets achieved for the contractual year ended June 30, 2008, June 30, 2009 and June 30, 2010 an amount of $117,108, $123,810 and $Nil, respectively has been accrued as selling, general and administrative expenses.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

3	Acquisitions (Continued)

3.2	Acquisition of Taratec Development Corporation (Taratec)

On July 23, 2007, Patni USA acquired 100% equity interest in Taratec Development Corporation (subsequently named as Patni Life Sciences Inc), which is a leading consulting company in the life sciences industry providing integrated business, information technology, and regulatory compliance products and services.

The primary purpose for the acquisition was to enhance Patni’s market specific services and provide additional capability to support the growing and diverse requirements of the life sciences market, from pharmacovigilance to demand-driven supply chains. The purchase price of $15,680,226 (including direct acquisition related expenses of $435,008), was paid in cash.

The terms of the purchase also provide for payment of contingent consideration to all the selling shareholders, payable over three years, and calculated based on the achievement of specified revenue and margin targets. The contingent consideration is payable in cash and cannot exceed $13,200,000. Based on assessment of the revenue and margin targets achieved through the contractual year ended July 31 2008, July 31, 2009 and July 31, 2010, the management has concluded that no contingent consideration is required to be paid.

As part of the acquisition, the Company initiated an incentive plan linked to revenues and margins, for certain specific employees of Taratec and Patni. This incentive plan was applicable up to July 31, 2010. Since, the incentive payments are linked to continuing employment, the payments under the plan are recognized as compensation for post acquisition services. Based on the assessment of the revenue and margin targets achieved through the contractual year ended July 31, 2008, July 31, 2009 and July 31, 2010, the management had concluded that no compensation cost is required to be accrued for these employees.

This transaction has been accounted using the purchase method of accounting. The purchase price, net of cash acquired of $2,843,782, has been allocated to the acquired assets and assumed liabilities as per management’s estimates and independent valuation as summarized below:

Net current assets		$2,528,948
Deferred tax asset		920,600
Property, plant and equipment		84,538
Deferred tax liability		(696,000)
Intangible assets
- Customer contracts and non contractual customer Relationships	1,550,000
- Intellectual property rights	190,000	1,740,000

Goodwill		8,258,358

Total purchase price		$12,836,444

Goodwill generated from the above acquisition was allocated to “Manufacturing, Retail and Distribution” segment.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

3	Acquisitions (Continued)

3.3	Acquisition of CHCS Services Inc. (‘CHCS’)

Effective June 9, 2010, Patni USA acquired 100% equity interest in CHCS from one of its insurance customers. CHCS is a Third Party Administrator (“TPA”) providing services to insurance companies. The primary purpose for the acquisition is to step into a new line of business as a TPA in the insurance and healthcare sector, which will enhance Patni’s existing BPO capabilities to deliver end-to-end platform based solution and TPA services to insurance providers’ back office transactions. With this acquisition, Patni has created a new hub in Pensacola, Florida. As part of acquisition, Patni obtained an assembled and trained work force of 250 employees. A considerable expenditure for recruiting, selecting and training would be required to replace these employees with individuals of comparable skills and expertise. The value of assembled and trained workforce is not included in purchase price summary but is included with the residual value of goodwill. The terms of the Stock Purchase Agreement provided for payment of cash consideration of $6,000,000 and an amount equal to the working capital to the selling shareholders. Acquisition-related expenses incurred by the Company amounted to $574,274, which have been recorded under selling, general and administrative expenses. This transaction has been accounted using the acquisition method of accounting. The purchase price of $7,284,684 has been allocated to the acquired assets and assumed liabilities based on management’s estimates and independent valuation as summarized below:

Cash		52,325
Net current assets		1,244,498
Property, plant and equipment		572,300
Intangibles
- Customer Contracts	1,200,019
- Technology platform	100,000
- Trademark	617,024	1,917,043

Deferred Tax Liabilities		(543,117)
Goodwill		4,041,635

Total purchase price		7,284,684

Goodwill includes $1,536,978, which is deductible for tax purposes as per local taxation laws in the United States of America. Goodwill generated from the above acquisition was allocated to “Insurance” segment.

3.4	Equity affiliate

In June 2010, Patni Computer Systems Japan Inc. entered into Joint Venture Agreement (49% ownership interest) with J R Kyushu System Solutions Inc. The Joint Venture Company J R Kyushu Patni Systems Inc. has been incorporated on July 1, 2010. The Company has invested $585,844 (Japanese Yen 49.0 million) and its equity in losses for the period ended December 31, 2010 is $110,332.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

4	Cash and Cash Equivalents

Cash and cash equivalents held by the Company are as follows:

As of	December 31, 2009	December 31, 2010
Bank Accounts	$63,337,520	$57,544,474
Money In Transit	58,084	9,602,565
Term Deposits	—	11,185,684
Cash in Hand	63,511	401,597

Total	$63,459,115	$78,734,320

Term deposits with banks can be withdrawn at any time, without prior notice or penalty on the principal.

Cash and cash equivalents as of December 31, 2009 and December 31, 2010 include restricted cash balance of $16,557 and $43,733, respectively. Restrictions are primarily on account of unclaimed dividends.

The following table sets out the break-up of cash and cash equivalents held in banks:

As of	December 31, 2009	December 31, 2010
Bank Accounts
Bank of America , USA	$26,147,543	21,245,156
Natwest Bank , UK	10,697,690	14,940,007
Standard Chartered Bank- EEFC accounts, India	6,452,547	2,638,974
Citibank EEFC Bank accounts, India	2,811,973	1,521,854
Standard Bank of South Africa, South Africa	2,777,323	1,806,284
AK Bank, Turkey	2,364,193	975,783
Citibank N.A., India	2,042,601	832,519
ANZ Bank, Australia	2,040,269	1,497,494
Handelsbanken, Finland	1,949,616	484,885
Bank of Tokyo, Japan	1,269,330	988,166
ICICI, India	558,456	1,193,546
Deutsche Bank, Germany	926,481	5,976,224
Others *	3,299,498	3,443,582

	$63,337,520	$57,544,474

Money in transit	$58,084	$9,602,565

Term Deposits	—	$11,185,684

Cash in Hand	$63,511	$401,597

Cash and Cash Equivalents	$63,459,115	$78,734,320

*	Others includes bank balances in various accounts with banks spread across various locations in which the Company held balances of less than $1 million individually.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

5	Investments

5.1	Investment securities consist of the following:

	As of December 31, 2009
	Cost of Purchase	Gross unrealized holding gains	Gross unrealised holding losses	Fair value
Available for sale:
Mutual Fund Units:
- Liquid	$355,745,005	$1,444,038	($10,774)	$357,178,269
- Fixed Maturity	7,523,646	486,318	—	8,009,964
Other Investments	10,009,802	660,103	—	10,669,905

Amount reported as investments - current	$373,278,453	$2,590,459	($10,774)	$375,858,138

Held to maturity:
Term deposit	$2,966,595
Non-Convertible Debentures	5,374,033

Amount reported as investments- non current	$8,340,628

	As of December 31, 2010
	Cost of Purchase	Gross unrealized holding gains	Gross unrealised holding losses	Fair value
Available for sale:
Mutual Fund Units:
- Liquid	$68,813,564	$20,333	($100,720)	$68,733,177
- Fixed Maturity	155,993,986	1,047,733	(2,070)	157,039,649
Other Investments	54,431,197	345,744	—	54,776,941

Amount reported as investments - current	$279,238,747	$1,413,810	($102,790)	$280,549,767

Held to maturity:
Term deposit	$3,087,383

Amount reported as investments- current	$3,087,383

5.2	Dividends from securities available for sale and gross realised gains and losses on sale of securities available for sale are as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Dividends from securities available for sale	$11,510,937	$10,425,493	$11,732,650
Gross realised gains on sale of securities available for sale	10,477,436	9,703,109	5,806,279
Gross realised losses on sale of securities available for sale	745,788	234,642	203,154

5.3	Maturity profile of investment securities classified as available-for-sale and held-to-maturity are as follows as of December 31, 2010:

	Cost of Purchase	Fair Value
Available for Sale :
Mutual Fund Units (Fixed Maturity)
- Within one year	$155,993,986	$157,039,649

	$155,993,986	$157,039,649

Held to Maturity :
Term deposit	$3,087,383

	$3,087,383

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

5	Investments (Continued)

5.4	Investment securities are held in the following mutual fund and other investment schemes:

As of	December 31, 2009	December 31, 2010
Available for Sale Securities
HDFC Mutual Fund	$34,385,614	$14,708,649
IDFC Mutual Fund	68,953,565	19,827,133
Kotak Mutual Fund	31,139,138	37,284,728
Birla Sunlife Mutual Fund	41,763,517	24,136,378
Reliance Mutual Fund	36,770,299	21,323,306
ICICI Prudential Mutual Fund	34,643,289	37,646,505
Tata Mutual Fund	40,274,464	10,467,497
Religare Mutual Fund	14,045,079	17,000,072
Deutsche Mutual Fund	43,321,081	—
Franklin Templeton Mutual Fund	1,667,407	—
Fortis Mutual Fund	13,019,007	—
HSBC Mutual Fund	4,153,983	—
JM Financial Mutual Fund	1,051,789	—
DSP Blackrock Mutual Fund	—	43,378,558

	$365,188,233	$225,772,826

Other Investments:
Investment in Certificates of Deposit with Banks
Canara Bank	$10,659,695	$5,505,621
Corporation Bank	—	10,642,768
Punjab National Bank	—	5,512,327
HDFC Bank	—	5,505,621
State Bank of Bikaner and Jaipur	—	5,502,936
Union Bank of India	—	5,580,190
Andhra Bank	—	5,501,588
State Bank of Travancore	—	5,504,279
Syndicate Bank	—	5,510,984

Total	$10,659,695	$54,766,314

Others	$10,211	$10,626

	$10,211	$10,626

Total	$375,858,138	$280,549,767

Held to Maturity
Non-Convertible Debentures	5,374,033	—
NABARD Term Deposit	2,966,595	$3,087,383

Total	$8,340,628	$3,087,383

In June 2010, the Company redeemed investment in Non convertible debentures classified as “Held to maturity”. The carrying value of the Non Convertible debenture was $5,382,131 and was redeemed at cost. The realized gain / (loss) on redemption was $ Nil. This investment was redeemed before its maturity date by tendering it to the arranger at par value due to corporate restructuring proposal by the issuer resulting in triggering of mandatory pre-payment.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

6	Accounts receivable

6.1	Accounts receivable consist of the following:

As of	December 31, 2009	December 31, 2010
Receivables	$112,296,848	$125,194,715
Less: Allowances for doubtful accounts	(2,887,262)	(3,577,370)

	$109,409,586	$121,617,345

6.2	The activity in the allowance for doubtful accounts receivable for the years ended December 31, 2008, 2009 and 2010 is as follows:

As of	December 31, 2008	December 31, 2009	December 31, 2010
Allowance for doubtful accounts as of the beginning of the year	$2,327,490	$2,922,642	$2,887,262
Additional provision (net of recoveries) made during the year	1,561,630	2,269,998	615,092
Accounts receivable written off against the allowance during the year	(844,935)	(2,379,866)	—
Foreign Currency translation adjustment	(121,543)	74,488	75,016

Allowance for doubtful accounts as of the end of the year	$2,922,642	$2,887,262	$3,577,370

7	Unbilled revenue and billings in excess of costs and estimated earnings on uncompleted contracts

As of	December 31, 2009	December 31, 2010
Cost incurred on uncompleted contracts	$60,800,956	$40,343,460
Estimated earnings	34,211,471	32,476,123

	95,012,426	72,819,583
Less: Billings to date	(80,992,935)	(60,010,134)

	$14,019,491	$12,809,449

Included in the accompanying balance sheet under the following captions:
Unbilled revenue	19,737,311	30,730,943
Billings in excess of costs and estimated earnings on uncompleted contracts	(5,717,820)	(17,921,494)

	$14,019,491	$12,809,449

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

8	Other assets

Other assets consist of the following:

As of	December 31, 2009	December 31, 2010
Advances to vendors	$984,491	$601,458
Refundable security deposit	6,247,167	6,905,981
Deferred cost in respect of revenue arrangements	3,341,877	3,296,604
Due from employees	803,557	1,087,260
Derivative contracts	2,400,791	5,177,058
Leasehold Land	17,815,804	18,893,247
Advance for leasehold land	5,579,690	5,806,872
Advance for investments	—	3,355,705
Deposit with tax authorities	5,464,456	7,413,837
Service tax receivable	—	1,730,295
Others	586,198	455,704

	$43,224,031	$54,724,021
Less : Other current assets
Advances to vendors	(984,491)	(601,458)
Refundable security deposit	(3,137,830)	(3,643,553)
Deferred cost in respect of revenue arrangements	(3,341,877)	(2,288,064)
Due from employees	(779,962)	(1,061,783)
Derivative contracts	(2,400,791)	(5,177,058)
Deposit with tax authorities	(5,464,456)
Advance for investments		(3,355,705)
Service tax receivable	—	(1,730,295)
Others	(586,198)	(455,704)

	($16,695,605)	($18,313,620)

Other assets	$26,528,426	$36,410,401

9	Property, plant and equipment

9.1	Property, plant and equipment consists of the following:

As of	December 31, 2009	December 31, 2010
Land	$3,676	$3,826
Building	78,456,910	81,188,718
Leasehold improvements	7,875,532	7,797,994
Computer – Hardware and other service equipment	52,152,209	53,678,147
Computer – Software	35,554,632	50,707,944
Furniture and fixtures	22,185,317	22,741,804
Other equipment	42,671,510	42,597,063
Vehicles	1,389,021	1,226,247
Capital work-in-progress	19,210,742	10,621,948
Capital advances	3,943,797	4,186,650

	263,443,346	274,750,341
Less: Accumulated depreciation and amortization	(121,391,139)	(138,513,887)

	$142,052,207	$136,236,454

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

9	Property, plant and equipment (Continued)

9.2	Depreciation and amortization on property, plant and equipment and amortization of computer software included in depreciation and amortization of property, plant and equipment is as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Depreciation and amoritization	$23,254,443	$22,004,791	$23,111,049
Amortization of computer software	4,432,496	4,246,801	6,739,184

Unamortized computer software cost as at December 31, 2009 and ended 2010 amounted to $7,999,468 and $15,306,570, respectively.

10	Goodwill and intangible assets

10.1	Intangible assets as at December 31, 2009 and 2010 consist of the following:

As of	December 31, 2009	December 31, 2010
Customer related intangibles	$14,037,795	$15,237,814
Technology related intangibles	497,879	497,879
Marketing related intangibles	—	617,024
Intellectual property rights	21,448,600	33,912,200
Foreign currency translation adjustment	(310,371)	78,217

	35,673,903	50,343,134
Less: Accumulated amortization	(12,779,112)	(18,114,605)

	$22,894,791	$32,228,529

During 2007, Patni, through its wholly owned subsidiary, Patni USA, acquired from one of its major customer, the worldwide rights for a software Proprietary Intellectual Property Rights (“IPR”) that enables communication service providers to offer customer management, retail point-of-sale and billing services for a variety of products and services. Cost of acquisition of the IPR amounting to $20,368,600 has been capitalized as an intangible asset and is being amortized over a period of ten years. The Company is using this intellectual property for the purposes of software licensing, provision of reusable IP-led IT services, managed services and provision of hosted or software-as-a-service solutions. A royalty of 5% is payable to seller on such sales.

During 2009, due to adverse market conditions, the Company reviewed the recoverability of the carrying amount of the IPR. Based on the results of the recoverability test, the sum of the undiscounted cash flows of IPR expected to result from its use exceeded the carrying amount as at December 31, 2009. These undiscounted future cash flows were revised from previous periods to reflect current prevailing economic conditions. The Company concluded that as the undiscounted cash flows expected to be received from the continuing use of IPR exceeded its carrying value a comparison of the carrying value of the asset to its fair value was not required.

As of and during the year ended December 31, 2010, there were no significant adverse events or changes in circumstance that indicated that the carrying amount of the IPR is not recoverable. Accordingly, the Company has not performed a detailed evaluation of recoverability of this IPR during 2010.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

10	Goodwill and intangible assets (Continued)

10.2	In June 2010, Patni, through its wholly owned subsidiary, Patni UK, acquired from one of its customer, an existing software Intellectual Property Rights (“IPR”) which is used for education sector management in UK and Ireland. Cost of acquisition of the IPR and marketing rights amounting to $12,013,600 has been capitalized as an intangible asset and is being amortized over a period of seven years. The Company intends to increase the revenue by sale of licenses in certain geographies along with significant use in horizontals other than the education learning domain.

10.3	Amortization for the years ended December 31, 2008, 2009 and 2010 amounted to $4,457,529, $4,246,801 and $5,335,494, respectively. The estimated amortization for the intangible assets, for the next five years will be as follows:

	2011	2012	2013	2014	2015
Amortization	$5,705,398	$5,268,087	$5,177,168	$5,131,722	$4,435,265

10.4	The movement in goodwill balance is given below:

	December 31, 2009	December 31, 2010
Balance at beginning of the year	$65,309,045	$65,838,531
Add: Addition	—	$4,041,635
Foreign currency translation adjustment	529,486	(218,708)

Balance at end of the year	$65,838,531	$69,661,458

Goodwill as at December 31, 2009 and December 31, 2010 includes $5,231,218 and $5,099,412, respectively which is deductible for tax purposes as per local taxation laws in the United Kingdom. Goodwill as at December 31, 2009 and December 31, 2010 includes $Nil and $1,536,978, respectively which is deductible for tax purposes as per local taxation laws in the United States of America.

10.5	Goodwill as of December 31, 2009 and 2010 has been allocated to the following reportable segments:

Segment	December 31, 2009	December 31, 2010
Financial services	$2,594,374	$2,594,374
Insurance	—	$4,041,635
Communication, Media and Utilities	54,985,799	54,767,091
Manufacturing, Retail and Distribution	8,258,358	8,258,358

Total	$65,838,531	$69,661,458

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

11	Change in estimate

11.1	The US Internal Revenue Service (“IRS”) completed its assessment of tax returns for the years ended 2003 and 2004 of Patni USA and for the years ended March 31, 2003, 2004 and 2005 of the US branch of the Company in 2008, and completed its assessment of tax returns for the years ended 2005 and 2006 of Patni USA in 2009. Based on the completion of assessment of these years, the Company reviewed the adequacy of the previously established tax exposure reserves with respect to these years and re-measured the established tax positions for the latter years based on the experience gained from the tax examination. Accordingly, the following amounts have been included in the income statement for the fiscal year ended December 31, 2009 as a change in estimate:

	December 31, 2008	December 31, 2009	December 31, 2010
Reduction of accrual for payroll taxes (1)	($2,769,567)	($1,157,726)	$—
Reduction in interest expense (2)	(6,497,329)	(1,616,046)	—
Increase in Interest expense	560,507	—	—
Reduction in other expense (3)	(1,092,687)	(231,545)	—
Reduction in income taxes - current	(12,496,744)	(9,423,496)	—
Increase in income taxes - deferred	4,112,604	1,109,509	—

	($18,183,216)	($11,319,304)	$—

(1)	Included under cost of revenues
(2)	Included under Interest expense reversed
(3)	Included under other income/expense

During the year 2009, the Company received a favorable order from the Indian Income Tax Appellate Tribunal allowing the set off of certain losses against business income. Based on this order, the Company has reversed the tax provisions amounting to $2,459,012, which has been included in the income statement for the fiscal year ended December 31, 2009.

11.2	As per the Company’s practice, it has finalized the amount of incentive payable to the employees for the fiscal year December 31, 2009 based on completion of employee appraisals including final determination of key operating parameters applicable to each employee and business unit during the year ended December 31, 2010. Accordingly, the Company has reversed incentive accrual amounting to $10,566,680, which has been included in personnel cost in the consolidated statement of income for the year ended December 31, 2010.

12	Accrued expenses consist of the following:

As of	December 31, 2009	December 31, 2010
Employee costs	$36,989,133	$36,174,937
Subcontractor accruals	4,548,981	6,907,600
Professional fees payable	2,240,854	2,583,606
Others	12,505,792	14,770,730

	$56,284,760	$60,436,873

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

13	Other liabilities

Other liabilities consist of the following:

As of	December 31, 2009	December 31, 2010
Deferred revenue	$4,708,171	$4,510,358
Provision for leave pay obligation	13,918,720	12,709,225
Provision for retirement benefits	11,037,384	13,631,245
Capital expenditure payable	1,294,675	1,570,080
Provision for payroll tax matters	362,833	362,833
Interest on corporate taxes and other related expenses	1,862,782	1,467,437
Provision for volume discounts	8,465,731	7,307,137
Advance from customers	1,173,682	1,473,717
Derivative liabilities	7,692,381	6,539,231
Others	6,677,896	8,347,024

	$57,194,255	$57,918,287
Less : Other Current liabilities
Deferred revenue	(4,708,171)	(4,510,358)
Provision for leave pay obligation	(13,918,720)	(12,709,225)
Provision for retirement benefits	(177,706)	(210,825)
Capital expenditure payable	(1,294,675)	(1,570,080)
Provision for volume discounts	(8,465,731)	(7,307,137)
Advance from customers	(1,173,682)	(1,473,717)
Others	(6,243,402)	(7,729,564)

	(35,982,087)	(35,510,906)

Other liabilities	$21,212,168	$22,407,381

14	Leases

14.1	Patni acquires certain vehicles under capital lease for a non-cancelable period of 4 years. The gross amount recorded in property, plant and equipment for such capital leases and the related accumulated depreciation amounted to $590,972 and $385,563 as at December 31, 2009 and $414,415 and $196,975 as at December 31, 2010, respectively. The depreciation expense in respect of these assets aggregated $326,267, $ 178,897 and $103,520 for the year ended December 31, 2008, 2009 and 2010, respectively.

14.2	Patni USA has operating lease agreements, primarily for leasing office space, that expire over the next 1-7 years. These leases generally require Patni USA to pay certain executory costs such as taxes, maintenance and insurance. Patni UK has operating lease agreements, primarily for leasing office space, that expire over the next 1-10 years. These leases generally require Patni UK to pay certain executory costs such as taxes, maintenance and insurance. Patni Singapore has operating lease agreements, primarily for leasing office space, that expire over the next 1-6 years. These leases generally require Patni Singapore to pay certain executory costs such as taxes, maintenance and insurance.

14.3	Patni has operating lease agreements, primarily for leasing office and residential premises. These agreements provide for cancellation by either party with a notice period ranging from 30 days to 120 days, after the initial lock-in period, if any. Some leases contain a clause for renewal of the lease agreements. Some leases provide for annual renewal of the lease payments.

14.4	Patni Telecom and its subsidiaries have operating leases for office space that expire over the next 1-4 years. These agreements provide for cancellation by either party with a notice period ranging from 30 days to 180 days, after the initial lock-in period, if any.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

14	Leases (Continued)

14.5	Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future capital lease payments as of December 31, 2010 are as follows:

	Capital leases	Operating leases
2011	$100,531	$2,687,541
2012	68,278	1,725,418
2013	51,870	1,602,443
2014	33,695	1,004,513
beyond 2014	—	1,945,611

Total minimum lease payments	$254,374	$8,965,526

Less: Amount representing interest	(35,737)

Present value of net minimum capital lease payments	218,637
Less: Current installments of obligations under capital leases	(82,894)

Obligations under capital leases, excluding current installments	$135,743

14.6	Rental expense for all operating leases for the years ended December 31, 2008, 2009 and 2010 was $ 14,777,332, $12,377,644 and 11,123,727, respectively.

15	Fair Value Measurement

On January 1, 2008, the Company adopted ASC 820 (previously (“SFAS”) No. 157), “Fair Value Measurements”. As a result, the Company now classifies its inputs used to measure fair value into the following hierarchy:

Level 1:	Unadjusted quoted market prices in active market.

Level 2:	Unadjusted quoted prices in active markets for similar assets or liabilities or Unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active or Inputs other than quoted prices that are observable for the asset or liability.

Level 3:	Unobservable inputs for the assets or liability.

On January 1, 2008 the Company adopted the provisions of ASC 825 (previously FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”), which gives the Company the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings. The Company has not elected the irrevocable option to report its financial assets and financial liabilities at fair value.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

15	Fair Value Measurement (Continued)

As of December 31, 2010, the fair value of the Company’s financial assets and liabilities that are measured at fair value on recurring basis, by hierarchy, is summarized in the following table:

	Total	Level 1	Level 2	Level 3
Assets :
Current assets
Liquid mutual funds	$68,733,177	—	$68,733,177	—
Fixed maturity plan	157,039,649	—	157,039,649	—
Other investments	54,776,941	—	54,776,941	—
Foreign currency exchange derivatives	5,177,058	—	5,177,058	—

Total current assets	$285,726,825

Liabilities :
Non-Current liabilities
Foreign currency exchange derivatives	6,539,231	—	6,539,231	—

Total non-current liabilities	$6,539,231

Investments

The Company’s investments consist primarily of investment in debt linked mutual funds and certificates of deposit with banks. Fair value of debt linked mutual funds are based on prices as stated by the issuers of mutual funds and are classified as Level 2. Fair value of investments in certificate of deposits, classified as available for sale is determined using observable market inputs and are classified as Level 2.

Derivative Financial Instruments

The Company’s derivative financial instruments consist of foreign currency forward exchange and option contracts. Fair value of derivative financial instruments are based on prices as provided by the banks and are classified as Level 2. The fair value is also obtained from independent third party dealers. All of the significant inputs to the third-party valuation models are observable in active markets. Inputs include current market-based parameters such as forward rates, yield curves and credit default swap pricing.

Assets and liabilities not measured at fair value

The fair value of Company’s current assets and current liabilities approximate their carrying value because of their short-term maturity. Such financial instruments are classified as current and are expected to be liquidated within the next twelve months. The fair value of capital lease obligations has been estimated by discounting cash flows based on current rate available to the Company for similar types of borrowing arrangements. The fair value and carrying value of capital lease obligations is set out below:

Capital lease obligations	Fair Value	Carrying value
At December 31, 2009	$202,512	$203,081
At December 31, 2010	222,995	218,637

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

16	Derivatives financial instruments

16.1	The Company enters into foreign currency forward and option contracts (‘derivative contracts’) to mitigate the risk of changes in foreign exchange rates on inter-company and end customer accounts receivables, and forecasted sales transactions. At December 31, 2010, the Company’s derivative contracts mature within one month upto twenty nine months.

Since there is a direct relationship between the derivative contracts and the currency denomination of the underlying transactions, these derivative contracts are highly effective in hedging the future cash flows. These derivative contracts meet the criteria for cash flow hedge accounting treatment and, accordingly, the effective portion of gains or losses in respect of these derivative contracts are included in other comprehensive income/(loss) and are recognized in the consolidated statement of income upon occurrence of the underlying hedged transaction.

In respect of forward contracts with maturities less than or equal to 18 months and designated as a cash flow hedge, the hedge effectiveness is assessed based on changes in fair value attributable to changes in spot prices. Accordingly, the changes in the fair value of the contract related to the changes in the difference between the spot price and the forward or futures price is excluded from assessment of hedge effectiveness and are recognized in consolidated statements of income.

In respect of all range forward contracts and other forward contracts maturing beyond 18 month period and designated as a cash flow hedge, the hedge effectiveness is assessed based on overall changes in fair value, and the effective portion of gains or losses are included in other comprehensive income/(loss). Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in consolidated statement of income.

The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in the consolidated statement of income. When it is probable that a forecasted transaction will not occur, the Company discontinues hedge accounting and recognizes immediately in the consolidated statement of income gains and losses that were accumulated in other comprehensive income/(loss) related to the hedging relationship.

In addition, the Company enters in to certain foreign exchange derivative contracts that are not accounted for as hedges under the FASB guidance to hedge the foreign exchange risks related to balance sheet items such as foreign currency receivables. Realized gains or losses and changes in the fair value of these derivative contracts are recorded in the consolidated statement of income.

The Company had net gains (net of taxes) of $517,975 and $978,950 related to cash flow hedges deferred in accumulated other comprehensive income/(loss) as at December 31, 2009 and 2010, respectively.

At December 31, 2009 and 2010, $5,987,912 and $5,671,837 (net of taxes), of deferred gains on derivative instruments accumulated in other comprehensive income are expected to be reclassified to earnings during the next 12 months. There were no cash flow hedges which were discontinued during the period because of non-occurrence of forecasted transaction.

16.2	The following table presents the aggregate contracted principal amounts of the Company’s derivative contracts outstanding:

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

	Currency	December 31, 2009	December 31, 2010
Forward contracts, sell	USD	309,584,551	314,325,000
Forward contracts, sell	JPY	875,000,000	500,000,000
Forward contracts, sell	GBP	2,938,000	8,730,000
Foreign currency purchased options, sell	USD	10,000,000	—

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

16	Derivatives financial instruments (Continued)

The following table summarizes the location and fair value of outstanding derivative instruments in the consolidated balance sheets segregated by type of contract, by assets and liabilities and by designation:

	Location in Consolidated balance sheet	Fair value December 31, 2009	Fair value December 31, 2010
Derivatives designated as hedging instrument
Foreign currency exchange contracts	Other Current assets	$2,199,892	$4,223,950
Foreign currency exchange contracts	Other liabilities	7,692,381	6,539,231
Derivatives not designated as hedging instrument
Foreign currency exchange contracts	Other Current assets	$200,899	$953,108

Derivatives not designated as hedging instrument

	Location of (Gain)/ Loss Recognized in Consolidated statement of income	Amount of (Gain)/ Loss Recognized in income
		December 31, 2009	December 31, 2010
Foreign currency exchange contracts (Note a)	Foreign exchange (gain)/loss, net	($1,445,738)	($8,777,949)

a)	These foreign currency exchange contracts were entered into to hedge the fluctuations in foreign exchange rates of recognized balance sheet items such as inter-company and end-customer receivables, and were not originally designated as hedges. Realized (gains)/ losses and changes in the fair value of these derivatives are recorded in foreign exchange (gains)/ losses, net in the consolidated statements of income.

The following table summarizes the location and amount of gains and losses on derivative instruments in the consolidated statements of income segregated by type of contract and designation for the year ended December 31, 2010:

Derivatives in Cash Flow Hedging Relationship	Amount of (Gains)/ Loss Recognized in OCI on Derivatives (Effective portion)	Location of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective portion)	Amount of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective portion)	Location of (Gain)/ Loss Recognized in Income on Derivatives (Ineffective portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain)/ Loss Recognized in income on Derivative (Ineffective portion and Amount Excluded from Effectiveness Testing
Foreign currency exchange contracts	($11,440,147)	Foreign exchange (gain)/loss	($10,979,172)	Foreign exchange (gain)/loss net	($900,495)

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

16	Derivatives financial instruments (Continued)

The following table summaries the location and amount of gains and losses on derivative instrument in the consolidated statement of income segregated by type of contract and designation for the year ended December 31, 2009:

Derivatives in Cash Flow Hedging Relationship	Amount of (Gains)/ Loss Recognized in OCI on Derivative (Effective portion)	Location of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective portion)	Amount of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective portion)	Location of (Gain)/ Loss Recognized in Income on Derivatives (Ineffective portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain)/ Loss Recognized in income on Derivative (Ineffective portion and Amount Excluded from Effectiveness Testing
Foreign currency exchange contracts	($12,330,273)	Foreign exchange (gain)/ loss, net	$18,199,724	Foreign exchange (gain)/loss net	$1,006,930

The Company mitigates the credit risk of these derivatives by transacting with highly rated counterparties in India which are major banks. As of December 31, 2010, the Company has evaluated the credit and non-performance risks associated with the counterparties, and believes that the impact of the credit risk associated with the outstanding derivatives was insignificant.

17	Shareholders’ equity

Common shares

17.1	The Company has only one class of equity shares. For all matters submitted to vote in the shareholders’ meeting, every holder of equity shares (except holders of American Depository Shares - ADSs), as reflected in the records of the Company shall have one vote in respect of each share held. In the event of liquidation of the affairs of the Company, all preferential amounts, if any, shall be discharged by the Company. The remaining assets of the Company after such discharge shall be distributed to the holders of equity shares in proportion to the number of shares held by them.

17.2	In December 2005, pursuant to an Initial Public Offering of American Depositary Shares, the Company issued 6,156,250 ADSs (12,312,500 common shares, as one ADS is equal to two equity shares of the Company) for a net proceeds of $117,021,852 (after adjusting for direct expenses relating to ADSs of $8,196,274). The common shares represented by the ADSs are similar to other common shares except for voting rights. Under the depository agreement, the depository of ADSs shall vote as directed by the Board of Directors of the Company.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

17	Shareholders’ equity (Continued)

Common shares (Continued)

17.3	In February 2008, the Board of Directors of the Company approved a proposal to repurchase fully paid equity shares upto 10% of the paid up capital and free reserves, at a maximum price of Rs. 325 per equity share, for an aggregate amount upto Rs. 2,370,000,000. In April 2008, necessary public announcements were made for buyback proposal which was approved in accordance with the provisions of Section 77A, 77AA, 77B and other applicable provisions of the Indian Companies Act, 1956 and the provisions of Securities and Exchange Board of India (Buy-back of Securities) Regulations, 1998 (“Buy Back Regulations”). Accordingly, the Company repurchased a total of 10,957,082 equity shares through the Bombay Stock Exchange and the National Stock Exchange for an aggregate consideration of Rs. 2,370,000,000 ($53,062,342) being 100% of the amount authorised for buy back. Subsequently, the Company extinguished such equity shares as per the requirements of Section 77A of the Companies Act, 1956. Retained earnings include profits aggregating Rs. 21,914,164 ($449,521) set aside as Capital Redemption Reserve as required by the Indian Companies Act, 1956 pursuant to the repurchase, which can be utilised only for the purpose of issuing fully paid bonus shares of the Company.

Retained earnings and dividends

17.4	Retained earnings as of December 31, 2009 and 2010 include profits aggregating $ 8,365,300 and $ 16,244,630, respectively which are not distributable as dividends under Indian Companies Act, 1956 (Companies Act).

17.5	The ability of Patni to declare and pay dividend under the Companies Act, is determined by its distributable profits as shown by its statutory accounts prepared in accordance with Indian GAAP. When Patni wishes to declare dividends, it is required as per the Companies Act, to transfer upto 10% of its net income (after the deduction of any accumulated deficit) computed in accordance with Companies Act to a general reserve before a dividend can be declared. Also, Indian law on foreign exchange governs the remittance of dividends outside India.

17.6	The Company’s shareholders approved final dividend of Rs. 3/- per equity share of Rs. 2/- each in Annual General Meeting held on June 23, 2010. The Company’s Board of Directors approved special interim dividend of Rs. 63/- per equity share of Rs. 2/- each in their meeting held on August 13, 2010. The total amount paid was $216,441,698 (including dividend tax of $30,856,050) during fiscal year ended December 31, 2010.

17.7	At December 31, 2009 and 2010, the foreign currency translation adjustment loss included in other comprehensive income amounted to $23,036,028 and $5,005,977, respectively.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

18	Employee stock compensation plans

18.1	On June 30 2003, Patni established the ‘Patni ESOP 2003’ plan (‘the plan’). Under the plan, the Company is authorized to issue up to 11,142,085 equity shares to eligible employees. Employees covered by the Plan are granted an option, which may be based on service or performance criteria, to purchase shares of the Company subject to the requirements of vesting. The options vest in a graded manner from one year to four years and expire at the end of five years from the date of vesting. The Stock based compensation expense is recognized over the vesting term of each separately vesting portion of an award (accelerated amortization method). A compensation committee constituted by the Board of Directors of the Company administers the plan. The plan has been amended to enable the Company to issue up to 2,000,000 ADR linked options (wherein one ADR linked option is equal to two equity shares of the Company) to the employees of the Company as well as its subsidiaries. Accordingly, “Patni ESOP 2003- Revised 2009” has come into force with effect from June 21, 2006.

In June 2009, the shareholders authorised the Company to issue additional 8,000,000 equity shares to eligible employees under the “Patni ESOP 2003 - Revised 2009” plan.

18.2	The weighted average grant date fair value of options granted during the year ended December 31, 2010 was $9.21 for equity linked options and $19.11 for ADR linked options, respectively. The weighted average grant date fair value of options granted during the year ended December 31, 2009 was $2.42 for equity linked options and $8.18 for ADR linked options. The weighted average grant date fair value of options granted during the year ended December 31, 2008 was $2.29 for equity linked options and $6.51 for ADR linked options.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

18	Employee stock compensation plans (Continued)

18.3	Stock options activity under the plan is as follows:

	Year ended December 31, 2009
	Shares arising out of options	Exercise price	Weighted average remaining contractual life (months)
Outstanding at the beginning of the year	596,000	$0.04	89
	350,000	$2.25	89
	525,525	$3.16	35
	1,970,276	$5.51-$7.35	41
	2,859,026	$7.55-$11.18	59
Granted during the period (including 413,905 ADR linked options)	1,830,700	$0.04	76
	1,540,000	$2.05-$2.75	90
	499,600	$7.55-$11.18	90
Forfeited during the year	(54,800)	$0.04	—
	(35,145)	$3.16	—
	(146,100)	$5.51-$7.35	—
	(40,000)	$2.05-$2.75	—
	(450,900)	$7.55-$11.18	—
Exercised during the year *	(125,000)	$0.04
	(76,000)	$2.05-$2.75
	(212,705)	$3.16	—
	(258,275)	$5.51-$7.35	—
	(387,625)	$7.55-$11.18	—
Outstanding at the end of the year	2,246,900	$0.04	72
	1,774,000	$2.05-$2.75	80
	277,675	$3.16	24
	1,565,901	$5.51-$7.35	29
	2,520,101	$7.55-$11.18	60
Exercisable at the end of the year	24,000	$0.04	59
	11,500	$2.05-$2.75	59
	277,675	$3.16	24
	1,523,401	$5.51-$7.35	27
	1,232,519	$7.55-$11.18	42
Vested and expected to Vest	2,153,630	$0.04	72
	1,774,000	$2.05-$2.75	80
	277,675	$3.16	24
	1,565,901	$5.51-$7.35	29
	2,520,101	$7.55-$11.18	60

*	Includes 38,580 options exercised in December 2009 for which shares have not yet been allotted.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

18	Employee stock compensation plans (Continued)

18.3	Stock options activity under the plan is as follows: (Continued)

	Year ended December 31, 2010
	Shares arising out of options	Exercise price	Weighted average remaining contractual life (months)
Outstanding at the beginning of the year	2,246,900	$0.04	72
	1,774,000	$2.05-$2.75	80
	277,675	3.16	24
	1,565,901	$5.51-$7.35	29
	2,520,101	$7.55-$11.18	60
Granted during the period (including 142,015 ADR linked options)	1,043,940	$0.04	90
	60,000	$7.55-$11.18	61
Forfeited during the year	(142,728)	$0.04	—
	(19,976)	3.16	—
	(121,733)	$5.51-$7.35	—
	(447,664)	$7.55-$11.18	—
Exercised during the year	(832,217)	$0.04	—
	(124,000)	$2.05-$2.75	—
	(155,846)	$3.16	—
	(817,156)	$5.51-$7.35	—
	(325,249)	$7.55-$11.18	—
Outstanding at the end of the year	2,315,895	$0.04	59
	1,650,000	$2.05-$2.75	68
	101,853	$3.16	17
	627,012	$5.51-$7.35	22
	1,807,188	$7.55-$11.18	51
Exercisable at the end of the year	264,354	$0.04	52
	375,000	$2.05-$2.75	50
	101,853	3.16	17
	627,012	$5.51-$7.35	22
	1,113,438	$7.55-$11.18	37
Vested and expected to vest	2,221,948	$0.04	60
	1,650,000	$2.05-$2.75	68
	101,853	$3.16	17
	627,012	$5.51-$7.35	22
	1,774,787	$7.55-$11.18	51

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

18	Employee stock compensation plans (Continued)

18.4	The fair value of each option is estimated on the date of grant using the Black-Scholes model with the following assumptions for the equity linked options.

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Dividend yield	0.68% - 1.09%	1.37% - 1.78%	0.60% - 1.06%
Weighted average dividend yield	0.93%	1.53%	0.68%
Expected life	3.5 - 6.5 years	3.5 - 6.5 years	3.5 - 6.5 years
Risk free interest rates	7.10% - 7.37%	5.94% - 7.21%	6.81% - 7.96%
Volatility	33.01% - 39.45%	37.01% - 44.16%	37.69% - 42.84%
Weighted Average Volatility	37.35%	39.42%	41.85%

18.5	The fair value of each option is estimated on the date of grant using the Black-Scholes model with the following assumptions for ADR linked

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Dividend yield	0.68%	1.18% - 1.64%	0.60% - 1.06%
Weighted average dividend yield	0.68%	1.61%	0.64%
Expected life	3.5 - 6.5 years	1.0 -6.5 years	1.0 - 6.5 years
Risk free interest rates	3.04% - 3.51%	0.52% - 2.96%	0.48% - 2.93%
Volatility	41.36% - 44.76%	42.41% - 50.79%	30.54% - 46.33%
Weighted Average Volatility	42.90%	46.65%	32.14%

18.6	The aggregate intrinsic value of options exercised and fair value of options vested is as follows:

As of	December 31, 2008	December 31, 2009	December 31, 2010
Intrinsic value of options exercised	$119,815	$4,160,884	$16,170,530
Fair value of options vested	5,267,840	2,827,133	7,497,155

18.7	The intrinsic value of options outstanding, exercisable and expected to vest is as follows:

As of	December 31, 2009	December 31, 2010
Options outstanding	$48,721,276	$43,808,966
Options exercisable	9,025,043	10,136,182
Options vested and expected to vest	47,754,548	42,731,933

18.8	The compensation expense recognized as cost of revenues and selling, general and administrative expense is as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Cost of Revenues	$1,526,983	$1,571,630	$2,681,954
Selling, general and administrative expenses	2,370,227	3,736,975	5,943,510

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

18	Employee stock compensation plans (Continued)

18.9	The simplified method is used to estimate the expected term of the instruments in the option valuation model which is based on the vesting term and contractual term of the option as the Company does not have sufficient historical data on option exercise. Volatility is based on historical volatility in the share price movement of the Company over the expected term.

18.10	As on December 31, 2010, the total compensation cost related to non-vested awards not yet recognized is $8,102,978 and the weighted average period over which it is expected to be recognized is 14 months.

19	Income Tax

19.1	Total income tax expense for the year ended December 2008, 2009 and 2010 were allocated as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Income from operations	$5,203,401	$4,758,887	$19,336,313
Shareholders’ equity, for
- unrealized holding gains/(losses)on investment securities	(257,690)	(301,521)	(117,520)
- unrealized gains/(losses) on derivative instruments	(2,201,998)	(20,446)	1,955,555
- pension	107,142	(181,797)	(272,594)
- gratuity	88,655	14,274	(42,722)
- tax benefit arising on exercise of stock options	(16,121)	(814,537)	(1,329,790)
Goodwill and intangible assets	350,310	—	—

Total	$3,273,698	$3,454,860	$19,529,242

19.2	Income tax expense attributable to income from continuing operations consists of the following:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Current taxes
Domestic	$10,376,924	$14,091,575	$27,637,300
Foreign	4,042,442	(467,451)	6,550,562

	14,419,366	13,624,124	34,187,862

Deferred taxes
Domestic	(9,562,995)	(9,063,137)	(13,835,511)
Foreign	347,030	197,900	(1,016,038)

	(9,215,965)	(8,865,237)	(14,851,549)

Total	$5,203,401	$4,758,887	$19,336,313

Pre-tax income from domestic and foreign operations is set out below:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Pre-tax income
Domestic	$79,583,951	$98,086,457	$138,858,890
Foreign	27,040,695	26,452,194	13,656,307

Total	$106,624,646	$124,538,652	$152,515,195

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

19	Income Tax (Continued)

19.3	The tax effect of temporary differences that give rise to significant portion of deferred tax assets and liabilities are presented below:

	December 31, 2009	December 31, 2010
Deferred tax assets:
Leave pay obligation, accrued incentives, pension obligations, etc.	$12,534,005	$11,826,375
Accounts receivable	988,216	865,753
Deferred revenue	506,774	386,966
Carry forward business and other losses	4,862,055	11,079,144
Payroll taxes and interest on payroll and corporate taxes	931,668	830,556
ESOP compensation costs	2,193,300	2,188,163
Others	205,000	175,618
Unrealised loss on derivatives	2,222,444	1,325,108
Billings in excess of costs and estimated earnings in excess of billings on uncompleted contracts	59,059	534,036
Mat credit entitlement (1)	23,023,086	40,845,386

Gross deferred assets	47,525,607	70,057,105
Less: Valuation allowance	(3,600,737)	(10,281,624)

Total deferred tax assets	$43,924,870	$59,775,481

Deferred tax liabilities:
Property, plant and equipment	(1,363,190)	(3,484,358)
Undistributed earnings of US branch	(1,809,554)	(1,529,585)
Unrealised gain on available for sale securities	(542,884)	(422,902)
Intangible assets	(1,930,391)	(1,600,773)
Tax deduction available for notional interest deduction	(499,850)	(499,851)
Tax deductible goodwill	(732,371)	(1,055,263)

Total deferred tax liabilities	($6,878,240)	($8,592,732)

Net Deferred tax assets	$37,046,630	$51,182,749

Classified as
Deferred tax assets
Current	$9,418,969	$35,541,868
Non current	28,732,581	16,621,609
Deferred tax liabilities
Current	—	—
Non current	1,104,920	980,728

Net Deferred tax assets	$37,046,630	$51,182,749

(1)	Pursuant to the changes in the Indian income tax laws, Minimum Alternate Tax (MAT) has been extended to income in respect of which deduction is claimed under section 10A of the Indian Income tax Act, 1961. Consequently, the Company has calculated the tax liability for current domestic taxes after considering MAT. The excess tax paid under MAT provisions over and above normal tax liability can be carried forward and set-off against future tax liabilities computed under normal tax provisions. Accordingly, deferred tax asset of $ 7,780,124, $9,824,046 and $16,884,895 has been recognized during fiscal year December 31, 2008, 2009 and 2010, respectively in respect of MAT credit entitlement, which can be carried forward for a period of 10 years.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

19	Income Tax (Continued)

19.4	In assessing the realisability of deferred tax assets, management considers whether it is more likely than not, that some portion, or all, of the deferred tax assets will not be realised. The ultimate realisation of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences and loss carryforwards are deductible. Management considers the reversal of taxable temporary differences, the projected future taxable income, tax planning strategies and impact of tax exemptions currently available to the Company, in making this assessment. Based on the level of expected taxable incomes over the periods in which the deferred tax assets are deductible, management believes that it is more likely than not, the Company will realise the benefits of those deductible differences, net of existing valuation allowances. Taxable income for the years 2008, 2009 and 2010 aggregated $35,969,214, $57,279,749 and $59,874,581, respectively.

The operating loss of the subsidiaries in the UK amounting to $18,047,300 can be carried forward for an indefinite period, the operating loss of the subsidiaries in the US amounting to $ 2,539,151 will expire at various dates through December 31, 2030, the operating loss of the subsidiary in Mexico amounting to $2,056,410 will expire at various dates through December 31, 2020, the operating loss of the subsidiary in Singapore amounting to $4,353,319 can be carried forward for an indefinite period and the operating loss of subsidiary in Japan amounting to $480,196 can be carried forward till December 31, 2015.

19.5	Deferred tax liability in respect of undistributed earnings of Patni’s foreign subsidiaries as of December 31, 2010 aggregating $20,302,668 has not been recognised in the financial statements, as such earnings are considered to be indefinitely re-invested. As of December 31, 2010, the undistributed earnings of these subsidiaries were approximately $ 61,120,399.

19.6	The net change in valuation allowance in the year 2010 is mainly on account of creation of valuation allowance in respect of deferred tax asset recorded on business loss carryforwards for subsidiaries in UK, Mexico, Singapore and Japan amounting to $ 1,616,082, $362,155, $598,801 and $201,682, respectively. The Company has also set up a valuation allowance on deferred tax asset of Patni Telecom India (formerly known as Cymbal Information Services Pvt. Ltd.) amounting to $1,839,375, primarily comprising MAT credit entitlement. Additionally, the Company has set up a valuation allowance on deferred tax asset recorded on long term capital loss arising on investment in available for sale securities amounting to $2,062,792.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

19	Income Tax (Continued)

19.7	The reported income tax expense attributable to income from continuing operations differed from amounts computed by applying the enacted tax rate to income of Patni from continuing operations before income-taxes as a result of the following:

	December 31, 2008	December 31, 2009	December 31, 2010
Income before income taxes	$106,624,646	$124,538,652	$152,515,195
Weighted average enacted tax rate in India	33.99%	33.99%	33.41%
Computed expected income tax expense	$36,241,717	$42,330,688	$50,956,280
Effect of:
Income exempt from tax	(31,274,645)	(30,673,751)	(40,368,768)
Changes in valuation allowance	(501,719)	3,600,737	6,680,887
Carry forward losses on long term capital loss	—	(411,810)	(2,062,792)
Non deductible expenses	2,837,440	2,002,506	2,346,854
US State taxes, net of federal tax benefit	761,085	1,021,285	471,183
Branch taxes	10,393,012	9,733,131	9,371,248
Reversal of the uncertain tax positions due to the expiration of the statute of limitation	—	(7,629,429)	(6,735,221)
Foreign income taxed at different rates	921,930	649,042	1,028,054
Change in statutory tax rate on deferred taxes	—	—	44,591
Profit on sale of investments taxed at other than statutory rate	(3,076,104)	(3,092,519)	(607,356)
Change to prior year tax expense estimates	(12,496,744)	(9,423,496)	—
Reversal of prior year tax	—	(3,452,757)	(1,845,392)
Others	1,397,430	105,260	56,745

Reported income tax expenses	$5,203,401	$4,758,887	$19,336,313

19.8	The Finance Act, 2009 has extended the availability of the 10-year income tax holiday by a period of one year such that the tax holiday will be available until the earlier of fiscal year ending March 31, 2011 or 10 years after the commencement of a Company’s undertaking.

19.9	A substantial portion of profits of the group’s India operations is exempt from Indian income tax, being profit from undertakings situated at Software Technology Parks of India (“STPI”) and Special Economic Zones (“SEZ”) in India. Under the tax holiday for STPI units, the tax payer can utilize exemption of profits from income taxes for a period of ten consecutive years. The Company has opted for this exemption for undertakings situated in STPI and these exemptions expire on various dates between years March 31, 2005 and 2011. Additionally, one of the Company’s undertaking is eligible for a tax holiday as a Special Economic Zone unit commencing from 2008 onwards in respect of 100% of the export profits for a period of 5 years, 50% of such profits for next 5 years and 50% of the profits for further period of 5 years subject to satisfaction of certain capital investments requirements. The aggregate effect on net income of the above tax holiday and export incentive schemes were $27,312,225, $27,145,852 and $36,642,894 for 2008, 2009 and 2010, respectively. Further, the per share effect of this exemption on net income was $0.20, $0.21 and $0.28 for 2008, 2009 and 2010, respectively.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

19	Income Tax (Continued)

19.10	The Company conducts its business globally, and, as a result, the Company and some of its subsidiaries file income tax returns in India, the U.S., and various foreign jurisdictions. The tax years ended March 31, 2000 to March 31, 2010 remain open to examination by the Indian tax authorities. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2007 with regard to the Company’s US branch and with regard to Patni USA.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31, 2008	December 31, 2009	December 31, 2010
Beginning Balance	49,333,633	45,871,569	32,371,414
Additions based on tax positions related to current year	9,076,827	8,355,426	8,482,865
Additions for tax positions of prior years	6,251,572	—	—
(Settlement)/Refund	1,211,383	(201,516)	—
Reductions for tax positions of prior years	(19,049,718)	(13,675,197)	(1,228,901)
Reductions for tax positions due to lapse of statute of limitation	—	(8,222,392)	(7,265,081)
Exchange difference	(952,128)	243,524	54,246
Ending Balance	45,871,569	32,371,414	32,414,543

The Company recognizes interest and penalties related to uncertain tax positions in other (expense)/ income. During year ended December 31, 2010, the Company reversed interest net of provision amounting to $329,913 mainly on account of expiry of statute of limitation with regard to its US Branch for the fiscal year ended March 31, 2007 amounting to $1,064,244. During year ended December 31, 2009, the Company reversed interest and penalties net of provision amounting to $1,974,745 mainly on account of reversal of $1,847,592 arising on account of completion of assessment with IRS for years 2005 and 2006 for Patni USA and $1,191,530 on account of expiry of statute of limitation with regard to it’s US Branch for the year ended March 2006. During the year ended December 31, 2008, the Company recognized a reversal of previously recognized interest expense of $5,448,920 mainly on account of a credit of $7,590,016 arising on account of settlement with IRS for years 2003 and 2004 for Patni Inc and for the years ended March 2003, 2004 and 2005 for US Branch. As of December 31, 2010 and December 31, 2009, the Company has $1,467,437 and $1,797,349 respectively as accrued interest and penalties related to uncertain tax positions.

As of December 31, 2010 the Company had $30,001,745 of net unrecognized tax benefits arising out of tax positions which would affect the effective tax rate if recognized. Although it is difficult to anticipate the final outcome on timing of resolution of any particular uncertain tax position, the Company believes that the total amount of unrecognized tax benefits will be decreased by $7,358,137 during the next 12 months due to expiry of statute of limitation.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

20	Retirement benefits to employees

Gratuity benefits

20.1	In accordance with the Payment of Gratuity Act, 1972, Patni provides for gratuity, a defined retirement plan covering all eligible employees. The plan provides a lump sum payment to vested employees at retirement or termination of employment based on the respective employee’s defined portion of last salary and the years of employment with the Company.

20.2	Patni India contributes each year to a gratuity fund based upon actuarial valuation performed by an actuary. The fund is administered by Patni through a trust set up for the purpose. All assets of the plan are owned by the trust and comprises investment in government securities, government securities based mutual funds and other securities. The Gratuity Plan of Patni Telecom India is not funded.

20.3	With regard to the Gratuity Plans of Patni India and Patni Telecom India, the following table sets forth the plans’ funded status and amounts recognized in the Company’s consolidated balance sheets. Measurement dates used to measure fair value of plan assets and benefit obligation is December 31.

As of,	December 31, 2009	December 31, 2010
Change in benefit obligation
Projected benefit obligation (“PBO”) at January 1,	$5,312,302	$6,493,033
Service cost	953,489	1,086,149
Interest cost	503,480	509,430
Plan amendments	—	725,130
Translation loss/(gain)	311,964	304,355
Actuarial loss/(gain)	(62,898)	(258,927)
Benefits paid	(525,304)	(964,547)

PBO at December 31,	6,493,033	7,894,623

Fair value of plan assets as at January 1,	4,577,156	5,874,171
Actual return on plan assets	301,786	129,635
Employer contributions	1,251,963	680,203
Benefits paid	(525,304)	(964,547)
Translation gain/(loss)	268,569	256,218

Plan assets at December 31,	5,874,171	5,975,680

Funded status	(618,862)	(1,918,943)

Accumulated benefit obligation	5,268,278	5,790,689
Amounts recognized in the consolidated balance sheets consists of:
Provision for Gratuity (included in ‘other current liabilities’)	46,324	74,094
Provision for Gratuity (included in ‘other liabilities’)	572,538	1,844,849

	$618,862	$1,918,943

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

20	Retirement benefits to employees (Continued)

Gratuity benefits (Continued)

20.4	Key weighted average assumptions used to determine the benefit obligation were as follows:

	December 31, 2009	December 31, 2010
Discount rate	7.45%	8.90%

For the actuarial valuation at December 31, 2010 compensation levels have been assumed to increase at 10% per annum for the first two years, 8% in next three years and 6% per annum thereafter. For the actuarial valuation at December 31, 2009 compensation levels have been assumed to increase at 6% per annum.

The expected rate of return on assets in future is considered to be 7.50%. This is based on the expectation of the average long-term rate of return to prevail over the next 15 to 20 years on the type of investments prescribed as per the statutory pattern of investments.

20.5	The composition of plan assets is detailed below:

As of,	December 31, 2009%		December 31, 2010%
Central/State Government Securities	$65,380	1%	$64,839	1%
Investment in Government Securities based funds	4,316,604	73%	3,863,700	65%
Public Sector bonds/ Financial Institutions/ Bank bonds/ Term deposits/Rupee Bonds	1,492,187	25%	2,047,141	34%

Total	$5,874,171	100%	$5,975,680	100%

The investments are made in accordance with the prescribed government guidelines. Fair value of government securities based mutual funds are based on prices as stated by the issuers of mutual funds and are classified as Level 2. Fair value of investment in Central/State government securities and public sector bonds/ financial institutions/ bank bonds/ term deposits/ rupee bonds is determined using observable market inputs and are classified as Level 2.

20.6	Net periodic gratuity cost included the following components:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Service cost	$1,094,495	$953,489	$1,086,149
Interest cost	552,411	503,480	509,430
Expected return on assets	(365,565)	(332,202)	(426,949)
Amortization of actuarial (gain) / loss	137,128	(10,711)	100,736

Net gratuity cost	$1,418,469	$1,114,055	$1,269,366

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

20	Retirement benefits to employees (Continued)

Gratuity benefits (Continued)

20.7	Key weighted average assumptions used to determine the net periodic gratuity cost were as follows:

	December 31, 2008	December 31, 2009	December 31, 2010
Discount rate	9.00%	7.45%	7.45%
Expected return on assets	7.50%	7.50%	7.50%

20.8	Patni’s expected contribution to gratuity fund for the calendar year 2011 is $1,528,233. The expected benefit payments for next ten years are as follows:

	2011	2012	2013	2014	2015	2016-2020
Expected benefit payments	$2,034,519	$2,077,852	$2,084,452	$1,930,604	$2,184,295	$7,722,081

At December 31, 2008, 2009 and 2010, the pre tax amounts in accumulated other comprehensive income / (loss), not yet recognized as a component of net periodic gratuity costs consists of actuarial gain / (loss) and prior service cost on account plan amendment of $23,977, $33,407 and ($637,399), respectively. The estimated actuarial gain / (loss) and prior service cost that will be amortized from other comprehensive income / (loss) in net periodic gratuity cost in fiscal 2011 is ($213,426).

Pension benefits

20.9	Founder directors of Patni India and Executive director in employment with Patni USA are entitled to receive pension benefits upon retirement or on termination from employment at the rate of 50% of their last drawn monthly salary. The pension is payable from the time the eligible director reaches the age of sixty five in respect of Founder directors of Patni India and seventy one in respect of Executive director in employment with Patni USA, and is payable to the directors or the surviving spouse. The liabilities for these pension plans are actuarially determined and periodically recognized. These plans are not funded.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

20	Retirement benefits to employees (Continued)

Pension benefits (Continued)

20.10	With regard to Patni India pension plans, the following table sets forth the plan’s funded status and amounts recognized in the Company’s consolidated balance sheet. Measurement dates used to measure benefit obligation is December 31 for each fiscal year.

As at,	December 31, 2009	December 31, 2010
Change in benefit obligation
PBO at January 1,	$1,922,687	$2,411,522
Service cost	—	—
Interest cost	168,928	178,148
Translation loss/(gain)	93,799	99,114
Actuarial loss/(gain)	352,623	(329,553)
Benefits paid	(126,515)	(133,929)

PBO at December 31,	2,411,522	2,225,302

Funded status	(2,411,522)	(2,225,302)

Accumulated benefit obligation	$2,411,522	$2,225,302

Amounts recognized in the consolidated balance sheets consists of:
Provision for Pension (included in ‘other current liabilities’)	131,384	136,731
Provision for Pension (included in ‘other liabilities’)	2,280,138	2,088,571

	$2,411,522	$2,225,302

20.11	Key weighted average assumptions used to determine benefit obligation for Patni India pension plan were as follows:

	December 31, 2009	December 31, 2010
Discount rate	7.45%	8.90%
Increase in compensation levels	0%	0%

20.12	Key weighted average assumptions used to determine benefit obligation for Patni India pension plan were as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Service cost	—	—	—
Interest cost	181,491	$168,928	$178,148
Amortization	—	—	2,914

Net pension cost	$181,491	$168,928	$181,062

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

20	Retirement benefits to employees (Continued)

Pension benefits (Continued)

20.13	Key weighted average assumptions used to determine net periodic pension cost for the Patni India pension plan were as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Discount rate	9.00%	7.45%	8.90%
Increase in compensation levels	0.00%	0.00%	0.00%

20.14	The expected benefit payments for next ten years are as follows:

	2011	2012	2013	2014	2015	2016-2019
Expected benefit payments	$136,734	$136,734	$136,734	$136,734	$136,734	$1,298,971

20.15	With regard to Patni USA pension plan, the following table sets forth the plan’s funded status and amounts recognized in the Company’s consolidated balance sheet. Measurement dates used to make up benefit obligation is December 31 for each fiscal year.

As at,	December 31, 2009	December 31, 2010
Change in benefit obligation
PBO at January 1,	$7,273,000	$8,007,000
Service cost	201,000	215,000
Interest cost	336,000	370,000
Actuarial loss/ (Gain)	197,000	895,000

PBO at December 31,	8,007,000	9,487,000

Funded status	(8,007,000)	(9,487,000)

Accumulated benefit obligation	$5,469,000	$7,128,000

Amounts recognized in the consolidated balance sheets consists of:
Provision for Pension (included in ‘other liabilities’)	8,007,000	9,487,000

	$8,007,000	$9,487,000

20.16	Key weighted average assumptions used to determine benefit obligation for Patni USA pension plan were as follows:

	December 31, 2009	December 31, 2010
Discount rate	4.5%	4.50%
Increase in compensation levels	10%	10%

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

20	Retirement benefits to employees (Continued)

Pension benefits (Continued)

20.17	Net periodic pension cost of Patni USA pension plan included the following components:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Service cost	$200,000	$201,000	$215,000
Interest cost	318,000	336,000	370,000
Amortization	—	—	—

Net pension cost	$518,000	$537,000	$585,000

20.18	Key weighted average assumptions used to determine net periodic pension cost for the Patni USA pension plan were as follows:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Discount rate	4.5% per annum	4.5% per annum	4.5% per annum
Increase in compensation levels	10% per annum	10% per annum	10% per annum

20.19	At December 31, 2008, 2009 and 2010, the pre tax amounts in accumulated other comprehensive income / (loss), not yet recognized as a component of net periodic pension costs consists of actuarial loss of ($168,616), ($713,580) and ($1,286,255), respectively The estimated actuarial gain/ (loss) that will be amortized from other comprehensive income / (loss) in net periodic pension cost in fiscal 2011 is ($136,000).

 Provident Fund

20.20	All eligible employees of Patni India and Patni Telecom India receive provident fund benefits through a defined contribution plan in which both the employee and employer make monthly contributions to the plan at 12% each of the covered employee’s defined portion of salary. The Company has no further obligations under the plan beyond monthly contribution. Patni contributes to the Provident Fund Plan maintained by the Government of India.

20.21	Patni contributed $ 4,251,292, $4,151,565 and $ 4,601,080 to the Provident Fund Plan in 2008, 2009 and 2010, respectively.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

21	Segment Information

21.1	The Company’s operations relate to providing IT services and solutions, delivered to customers operating in various industry segments. Accordingly, revenues represented along industry classes comprise the principal basis of segmental information set out in these consolidated financial statements. Secondary segmental reporting is performed on the basis of the geographical location of the customers. The accounting policies consistently used in the preparation of the consolidated financial statements are also consistently applied to individual segment information.

21.2	Industry segments of the Company comprise financial services, insurance services, manufacturing, retail and distribution companies, communications, media and utilities, and technology practice (comprising of product engineering). The Company evaluates segment performance and allocates resources based on revenue growth. Revenue in relation to segments is categorized based on items that are individually identifiable to that segment. Costs are not specifically allocable to individual segment as the underlying resources and services are used interchangeably. Property, plant and equipment used in the Company’s business or liabilities contracted have not been identified to any of the reportable segments, as the property, plant and equipment and services are used interchangeably between segments.

21.3	Patni’s geographic segmentation is based on location of customers and comprises United States of America (‘USA’), Europe, Japan, India and Others. Revenue in relation to geographic segments is categorized based on the location of the specific customer entity for which services are performed irrespective of the customer entity that is billed for the services and whether the services are delivered onsite or offshore. Categorization of customer related assets and liabilities in relation to geographic segments is based on the location of the specific customer entity which is billed for the services.

21.4	Substantial portion of Patni’s long lived assets are located in India.

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

21	Segment Information (Continued)

21.5	Industry segments

Particulars	Financial	Insurance	Manufacturing, Retail and Distribution	Communication, Media & Utilities	Product Engineering	Total
	December 31, 2008
Net revenues	$91,673,353	$177,274,553	$207,659,685	$129,030,389	$113,246,123	$718,884,103
Accounts receivables, net	14,749,219	25,412,923	33,085,786	22,658,292	15,907,523	$111,813,743
Billings in excess of cost and estimated earnings on uncompleted contracts	(1,043,777)	(223,984)	(2,030,463)	(1,008,800)	(1,693,359)	($6,000,383)
Advance from customers	(85,646)	(50,311)	(455,801)	(58,780)	(685,331)	($1,335,869)
Unbilled revenue	3,110,598	2,162,504	8,127,184	12,711,210	4,551,871	$30,663,367
	December 31, 2009
Net revenues	$84,151,975	$195,114,394	$190,215,320	$88,347,870	$98,088,562	$655,918,121
Accounts receivables, net	13,477,359	25,223,137	39,713,407	17,034,240	13,961,443	$109,409,586
Billings in excess of cost and estimated earnings on uncompleted contracts	(263,957)	(301,076)	(2,467,272)	(999,385)	(1,686,130)	($5,717,820)
Advance from customers	(327,657)	(55,428)	(463,250)	(246,895)	(80,452)	($1,173,682)
Unbilled revenue	2,250,394	2,577,881	6,975,234	5,422,872	2,510,930	$19,737,311
	December 31, 2010
Net revenues	$81,464,893	$212,353,847	$212,436,521	$78,320,496	$117,122,882	$701,698,639
Accounts receivables, net	12,236,355	34,160,499	38,090,764	16,097,032	21,032,695	$121,617,345
Billings in excess of cost and estimated earnings on uncompleted contracts	(710,261)	(938,063)	(2,817,444)	(975,887)	(12,479,839)	($17,921,494)
Advance from customers	(352,443)	(218,900)	(549,986)	(212,908)	(139,480)	(1,473,717)
Unbilled revenue	2,889,762	5,723,942	10,008,544	5,808,900	6,299,795	$30,730,943

Patni Computer Systems Limited and subsidiaries Notes to the Consolidated Financial Statements

21	Segment Information (Continued)

21.7	Geographic segments

Particulars	USA	Europe	Japan	India	Others	Total
	December 31, 2008
Net revenues	$545,440,929	$112,640,874	$25,039,034	$6,426,537	$29,336,729	$718,884,103
Accounts receivables, net	84,479,242	18,910,013	3,289,297	1,962,387	3,172,804	$111,813,743
Billings in excess of cost and estimated earnings on uncompleted contracts	(3,122,673)	(186,880)	(1,528,806)	(55,839)	(1,106,185)	($6,000,383)
Advance from customers	(687,186)	(71,776)	(507,529)	(8,242)	(61,136)	($1,335,869)
Unbilled revenue	14,773,659	11,387,849	1,144,701	858,273	2,498,885	$30,663,367
	December 31, 2009
Net revenues	$517,254,514	$83,476,935	$23,205,669	$6,760,695	$25,220,308	$655,918,121
Accounts receivables, net	89,143,096	14,287,050	1,898,097	1,566,291	2,515,052	$109,409,586
Billings in excess of cost and estimated earnings on uncompleted contracts	(2,861,588)	(826,062)	(1,588,626)	(52,070)	(389,474)	($5,717,820)
Advance from customers	(756,813)	(321,255)	(47,010)	(12,213)	(36,391)	($1,173,682)
Unbilled revenue	11,362,487	4,910,420	464,171	524,069	2,476,164	$19,737,311
	December 31, 2010
Net revenues	$560,260,888	$80,288,384	$21,884,983	$15,462,265	$23,802,119	$701,698,639
Accounts receivables, net	94,155,394	16,680,445	1,674,872	4,946,091	4,160,543	$121,617,345
Billings in excess of cost and estimated earnings on uncompleted contracts	(4,066,674)	(11,003,308)	(1,888,724)	(155,222)	(807,566)	($17,921,494)
Advance from customers	(938,148)	(347,963)	(138,503)	(6,500)	(42,603)	($1,473,717)
Unbilled revenue	20,791,297	6,288,255	1,012,858	807,555	1,830,978	$30,730,943

21	Segment Information (Continued)

21.8	One customer accounted for 11%, 10% and 11% of the total revenues for the year ended December 31, 2008, 2009 and 2010, respectively. Net receivables from this customer as at December 31, 2009 and 2010, amounted to 15% and 14% of the total net receivables, respectively. The revenues from this customer were across all the industry segments of the Company. Another customer in the Insurance industry segment accounted for 10%, 12% and 11% of the total revenues for the years ended December 31, 2008, 2009 and 2010, respectively. Net receivables for this customer as at December 31, 2009 and 2010, amounted to 6% and 5% of the total net receivables, respectively.

22	Earnings per share

A reconciliation of the common shares used in the computation of basic and diluted earnings per share is set out below:

	Year ended December 31, 2008	Year ended December 31, 2009	Year ended December 31, 2010
Common shares
Weighted average number of shares outstanding	135,590,677	128,254,916	130,101,442
Effect of dilutive equivalent shares-stock options outstanding	169,745	1,986,169	3,746,932
Weighted average number of equity shares and dilutive equivalent shares outstanding	135,760,422	130,241,085	133,848,374

Options to purchase 5,704,527, 980,600 and 468,000 equity shares were outstanding during the year ended December 31, 2008, 2009 and 2010, respectively, but were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of the equity shares and to do so would have been anti-dilutive.

23	Related party transactions

23.1	Patni enters into various transactions with related parties, such as PCS Technology Ltd. (‘PCSTL’), formerly known as PCS Industries Ltd., General Atlantic Mauritius Limited, PCS Cullinet, PCS Finance, Ravi and Ashok Enterprises, Ashoka Computers - all affiliates, directors of Patni and their relatives.

The Company has recorded an amount of $457,436, $359,523 and $Nil as commission for Mr G.K.Patni and Mr A.K.Patni (included in selling, general and administrative expenses) for the year ended December 31, 2008, 2009 and 2010, respectively.

The Company has recorded sales transactions with General Atlantic Mauritius Limited (GAML). Revenues of $456,729 $417,220 and $403,252 were recorded, for the year ended December 31, 2008, 2009 and 2010, respectively. Accounts receivable due from GAML at December 31, 2009 and 2010 were $67,842 and $65,339, respectively.

23	Related party transactions (Continued)

Expenses

23.2	Patni has taken certain residential properties under operating leases from certain affiliates and the Patni family. The rentals and other incidental charges incurred were $82,036, $75,061 and $94,687 for the years ended December 31, 2008, 2009 and 2010, respectively. Amounts payable with respect to these obligations as at December 31, 2009 and 2010 were $48,616 and $63,731, respectively. Outstanding security deposits under the operating leases placed by Patni with affiliates and the Patni family at December 31, 2009 and 2010 were $37,576 and $39,106, respectively.

Due from employees

23.3	Patni grants personal loans to eligible employees, either for housing or personal purposes and advances to meet initial conveyance and living expenses while on travel. Personal loans include loans for vehicle purchase and other individual employee needs. Such loans and advances are repayable in equal installments over periods ranging from 1–60 months. Interest on these loans and advances is charged at 0- 9%. Loans outstanding at December 31, 2009 and 2010 were $108,383 and $106,402, respectively.

23.4	Patni USA, Patni UK, Patni GmbH, Patni Telecom Solutions Inc. and its subsidiaries grant personal loans to employees as well as advances to meet initial conveyance and living expenses while on travel. Such loans and advances are repayable over a period of 6 months. Interest charged on these loans and advances ranged from 0% to 10%. Balance outstanding of such loans and advances at December 31, 2009 and 2010 were $695,173 and $980,857, respectively.

Employees execute promissory notes for the amount advanced along with a guarantor’s agreement as collateral. In the case of long term housing loan, the original house deed is deposited with the Company as collateral, in addition to the guarantor’s agreement.

24	Line of Credit

The Company has an overall line of credit of Rs.610,000,000 ($13,112,639) and Rs.610,000,000 ($13,646,532) as of December 31, 2009 and 2010, respectively, from its bankers for various requirements such as pre and post shipment loan, export bill discounting, overdrafts, working capital demand loans, financial and performance guarantees, etc. These facilities bear interest as negotiated with the bank from time to time. The facilities are secured by accounts receivables of the Company. These facilities can be withdrawn by the bankers on non compliance of terms and conditions mentioned in the facility letter. The Company has availed guarantee facility of $1,557,896 and $3,803,994 as of December 31, 2009 and 2010, respectively. In addition, Patni USA has a facility for issuance of letters of credit to the extent of $ 500,000 as of December 31, 2009 and 2010. No amounts were utilized under this facility.

25	Commitments and Contingencies

25.1	The Company is obligated under a number of contracts relating to capital expenditure. Estimated amounts remaining to be executed on such contracts (net of advances), aggregated $55,578,368 and $54,468,441 at December 31, 2009 and 2010, respectively.

25.2	Guarantees given by a bank on behalf of Patni amounted $1,732,404 and $3,949,304 as at December 31, 2009 and 2010, respectively and letter of credit issued by bank was $365,112 and $NIL as at December 31, 2009 and 2010, respectively.

25.3	In December 2008, the Company received a demand of approximately Rs 459 million for the Assessment Year (A.Y.) 2003-04 including an interest demand of Rs 259 million ($10,260,961 including an interest demand of approximately $5,786,223) and another demand in January 2009 of approximately Rs 1,133 million for the A. Y. 2005-06 including an interest demand of approximately Rs 423 million ($25,345,659 including an interest demand of approximately $9,452,256). These demands concern the same issue of disallowance of tax benefits under Section 10A of the Indian Income Tax Act, 1961(‘ACT’) as per earlier assessments. Subsequently, in June 2010, the Company has filed an further extension for stay of demand.

As per stay of demand order, till December 2010, the Company has paid sum of Rs. 66 million ($1,476,510) for the Assessment Year 2003-04 and Rs.239 million ($5,348,365) for the A. Y. 2005-06 in respect of the matters under appeal. Management considers these demands as not tenable against the Company, and therefore no provision for this tax contingency has been established.

The tax department had earlier rejected the Company’s claim under section 10A of the Act and raised a demand of approximately Rs. 630 million ($14,097,763 including an interest demand of approximately $4,180,089) for A.Y. 2004-05 and Rs. 262 million ($ 5,854,586 including an interest demand of approximately $ 3,129,247) for A.Y. 2002-03 in December 2006 and December 2007, respectively. However on appeal, in 2008 the CIT (Appeal) had allowed the claim in favour of the Company under section 10A of the Act. The Indian Income tax department has appealed against the CIT (Appeal’s) orders in respect of assessment year 2002-03 and 2004-05 in the Indian Income Tax Appellate Tribunal. Management considers these demands as not tenable against the Company, and therefore no provision for this tax contingency has been established.

In November 2010, the Company has received demand order for A.Y.2006-07 for a sum of Rs.1,262 million including an interest demand of Rs.442 million ($28,228,802 including an interest demand approximately $9,880,384) disallowing tax benefits under Section 10A of the Act as per the earlier assessments, as well as making a Transfer Pricing Adjustment for the Company’s BPO operations. The Company has filed the appeal before the Indian Income Tax Appellate Tribunal and also filed an appeal for the stay of demand with the tax department. Management considers these disallowances as not tenable against the Company, and therefore no provision for this tax contingency has been established.

25	Commitments and Contingencies (Continued)

In December 2010, the Income tax department has issued draft assessment order for A.Y.2007-08 disallowing tax benefits under Section 10A of the Act as per the earlier assessments, as well as making a Transfer Pricing Adjustment for delayed recoveries from Associate’s Enterprises. The Company has filed the objections against the draft order before the Dispute Resolution Panel (“DRP”) newly set up under the Income Tax Act, 1961. Management considers these disallowances as not tenable against the Company, and therefore no provision for this tax contingency has been established.

Certain other income tax related legal proceedings are pending against the Company. Potential liabilities, if any, have been adequately provided for, and the Company does not currently estimate any incremental liability in respect of these proceedings. Additionally, the Company is also involved in lawsuits and claims which arise in ordinary course of business. There are no such matters pending that the Company expects to be material in relation to its business.

26	Subsequent events

Pan-Asia iGATE Solutions and iGATE Global Solutions Limited entered into share and securities purchase agreements with the promoter group of Patni and General Atlantic Mauritius Limited to acquire 63% equity capital of the Company at a price of Rs.503.5 per share, subject to fulfillment of certain conditions.